  Exhibit 10.1

ASSET PURCHASE AGREEMENT

BY AND AMONG

IOTA COMMUNICATIONS, INC. (“BUYER”)

AND

LINK LABS, INC. (“SELLER”)

TABLE OF CONTENTS

ARTICLE 1 PURCHASE OF ACQUIRED ASSETS AND RELATED TERMS
1.1	Certain Definitions Relating to Transactions	1
1.2	Sale and Purchase of Acquired Assets	2
1.3	Excluded Assets	2
1.4	No Assumed Liabilities	2
1.5	No Assumed Contracts	2
1.6	Future Inventions	2
1.7	License Back to Seller	2
1.8	Non-Compete	3
1.9	Transition Support Arrangements	3
1.1	Common Stock Matters	3

ARTICLE 2 PURCHASE PRICE AND ADJUSTMENT
2.2	Purchase Price	4
2.3	Payment of Purchase Price at Closings and Related Payments	4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER
3.1	Organization and Good Standing	5
3.2	Authority and Authorization; Conflicts; Consents	5
3.3	Litigation and Orders	6
3.4	Compliance with Law	6
3.5	Real Property	7
3.6	Intellectual Property	7
3.7	Brokers	8
3.8	Accounts Receivable	8
3.9	Powers of Attorney	8
3.1	Computer Systems	8

3.11	Data and Privacy	9
3.12	Title	9
3.13	No Adverse Actions
3.14	Contracts	9
3.15	No Undisclosed Liabilities	10
3.16 Shareholder Approval		10
3.17	Full Disclosure	10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER
4.1	Organization and Good Standing	10
4.2	Authority and Authorization; Conflicts; Consents	10
4.3	Brokers	11
ARTICLE 5 CERTAIN COVENANTS
5.1	Certain Actions to Close Transactions	11
5.2	Further Assurances	11
5.3	Confidentiality and Publicity	11
5.4	Employee Matters	12
5.5	Satisfaction of Unassumed Liabilities	12
5.6	Certain Tax and Unclaimed Property Matters	12
5.7	Mutual Covenant Not to Compete and Related Covenants	12
5.8	Items to Proper Party	13
5.9	Insurance and Insurance Proceeds	14
5.1	Maintenance of Existence	14
5.11	Bulk Sales Laws	14
5.12	SEC and National Securities Exchange Requirements	14
ARTICLE 6 CLOSING AND CLOSING DELIVERIES
6.1	Closing	14
6.2	Closing Deliveries by the Seller	15

6.3	Closing Deliveries by Buyer	16
ARTICLE 7 INDEMNIFICATION AND RESOLUTION OF CERTAIN DISPUTES
7.1	Indemnification by the Seller	17
7.2	Indemnification by Buyer	17
7.3	Certain Limitations and Other Matters Regarding Claims	17
7.4	Certain Survival Periods	18
7.5	Notice of Claims and Procedures	19
7.6	Right of Set Off	20

ARTICLE 8 CERTAIN GENERAL TERMS AND OTHER AGREEMENTS
8.1	Notices	20
8.2	Expenses	21
8.3	Interpretation; Construction	21
8.4	Parties in Interest; No Third Party Beneficiaries	22
8.5	Governing Law	22
8.6	Jurisdiction, Venue and Waiver of Jury Trial	22
8.7	Entire Agreement; Amendment; Waiver	22
8.8	Assignment; Binding Effect	23
8.9	Severability; Blue Pencil	23
8.1	Counterparts	23
8.11	Disclosure Schedules
ARTICLE 9 CERTAIN DEFINITIONS		23

Schedules

Schedule 3.1
Organization and Good Standing

Schedule 3.2(c)
Consents

Schedule 3.4
Compliance with Law

Schedule 3.6(a)
Intellectual Property

Schedule 3.6(c)
Intellectual Property

Schedule 3.6(d)
Intellectual Property

Schedule 3.10
Computer Systems

Schedule 3.11
Data and Privacy

Exhibits

Exhibit A	Purchased Intellectual Property
Exhibit B	Brian Ray Employment Agreement
Exhibit C	Form of License Agreement
Exhibit 6.2(a)	Form of Bill of Sale
Exhibit 6.2(c)	Form of Bill of Sale
Exhibit 6.3(b)	Forms of Promissory Notes

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT(this “Agreement”) is entered into as of November 15, 2019, by and among (i) IOTA Communications, Inc., a Delaware corporation (“Buyer”) and (ii) Link Labs, Inc., a Delaware corporation (the “Seller”). Article 9 contains definitions of certain capitalized terms.

Recitals

A.     The Seller, among other things, is the creator of (i) Symphony Link, a low power, wide area wireless network platform that allows for monitoring and two-way communication with Internet of Things (“IoT”) network devices, and (ii) Conductor, which is an enterprise-grade data and network management service for use with Symphony Link ((i) and (ii), collectively, the “Business”).

B.     Each Party desires that the Seller sell, convey, transfer and assign, and Buyer purchase, certain assets of the Seller related to the Business in a series of three (3) closings, and that Buyer pay for such assets, upon and subject to the terms herein.

Agreement

In consideration of the foregoing and the representations, warranties, covenants and agreements in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each Party hereby agrees as follows:

ARTICLE 1

PURCHASE OF ACQUIRED ASSETS AND RELATED TERMS

1.1     Certain Definitions Relating to Transactions. For purposes of this Agreement, the following definitions apply:

(a) Acquired Assets Defined. “Acquired Assets” means the assets, properties, rights, claims, business operations, franchises and privileges used or held for use with respect to the Business of every kind and nature whatsoever (tangible, intangible or mixed) and wherever located, as set forth below. The Acquired Assets are comprised solely of the following:

(i)
All work product, know-how, work in process, developments, and deliverables related to the Iota Link system under development by Seller, including hardware designs, firmware, and related documentation;

(ii)
All work product, know-how, work in process, developments, and deliverables related to the Conductor system associated with the Iota Link system under development by Seller prior to transfer of the source code to Iota Link; and

(iii)
All software, including source code, as of the First Closing Date, that is used in connection with the development and operation of dedicated network technology using FCC Parts 22, 24, 90 and 101 spectrum for bi-directional wireless data transmission ( collectively, the “Iota Exclusive Business”), including the Conductor platform modified for provisioning and managing the Iota Link system, for use by Buyer in furtherance of the Iota Exclusive Business (the “Purchased Software” and, collectively with the assets in the preceding subsections (i) and (ii), the “First Closing Assets”).

(iv)
Termination of the existing agreements between Seller and Buyer relating to the development, purchase and ongoing usage and maintenance fees for the Iota Link and Conductor system supplied by Seller to Buyer (the “Second Closing Assets”).

(v)
All improvements, developments, ideas, and inventions related to the Purchased Intellectual Property through the Final Closing Date.

(vi)
Full ownership and title to the network technology patents listed on Exhibit A attached hereto, which constitute all patents filed by or issued to Seller through the Final Closing Date that may be used in the Iota Exclusive Business (the “Purchased Intellectual Property” and, collectively with the assets in the preceding subsection (v), the “Final Closing Assets”).

1.2     Sale and Purchase of Acquired Assets. Under and subject to the terms of this Agreement, the Seller hereby sells, conveys, transfers and assigns to Buyer, and Buyer hereby purchases from the Seller, at the applicable Closing, all of the Seller’s right, title and interest in and to each Acquired Asset. The Acquired Assets are not subject to and are being transferred free from any lien, security interest, pledge, option, title retention agreement, charge, claim, liability, judgment, license, restriction, encumbrance, or rights of others of any nature whatsoever.

1.4     No Assumed Liabilities. Buyer will not assume or be obligated or liable for, any liabilities related to the Acquired Assets incurred prior to the Closing at which they are acquired by Buyer, or resulting from activities or events prior to such Closing (the “Pre-Closing Liabilities”). Seller will not assume or be obligated or liable for any liabilities related to the Acquired Assets incurred subsequent to the Closing at which they are acquired by Buyer or resulting from activities or events subsequent to such Closing (the “Post-Closing Liabilities”). Each Party will indemnify the other against liabilities related to the Acquired Assets that arise, in the case of the Seller, prior to Closing and, in the case of Buyer, after Closing, as set forth in Article 7 herein.. Seller will remain liable and obligated for and will pay, perform and satisfy when due, each Pre-Closing Liability of the Seller. The sale, conveyance, transfer, assignment and purchase of the Acquired Assets does not include the assumption of any liability related to any Acquired Asset.

1.5    No Assumed Contracts. Other than any Contracts between Buyer and Seller, there are no Contracts related to the Acquired Assets. Accordingly, there will be no assumption of any Contract of Seller by Buyer.

1.6     Future Inventions. Each of Buyer and Seller will have sole ownership over any future improvements, enhancements or changes to the software or firmware used in their respective products. The terms of this transaction will not require that improvements, enhancements, or changes be shared or licensed back to the other party.

1.7     License Back to Seller. At the First Closing, Buyer shall provide to Seller a perpetual, royalty-free, worldwide, exclusive license to the Purchased Intellectual Property for all uses other than the Iota Exclusive Business, in the form attached hereto as Exhibit C. After five years from the Final Closing, the license shall become non-exclusive.

1.8     Non-Compete. Buyer and Seller agree to a mutual non-compete for a period of five (5) years after the Final Closing, as set forth in Section 5.7 herein.

1.9     Transition Support Arrangements. Buyer and Seller agree to provide transitional support for the other in good faith to ensure that Buyer receives the full benefit of the asset purchase and that Seller maintains continuity of its other business. Each party will work in good faith to provide access to information and expertise and otherwise transition the businesses and engineering know-how to each other.

1.10     Common Stock Matters. In connection with the Common Stock to be issued to Seller pursuant to the First Closing, the following shall apply:

(i)
Leak Out. During the 18 month period following the First Closing, at all times at which Common Stock can be sold by Seller pursuant to the registration of such Common Stock or exemption therefrom, Seller shall be subject to a leak out arrangement under which Seller may not sell shares of Common Stock during any 30 day period (a “Sale Period”) in an amount which exceeds 7.5% of the sales volume on the principal market on which the Buyer’s common stock is sold during the calendar month immediately preceding such Sale Period.

(ii)
Registration Rights.

a.
 Piggyback Registration Rights. If, at any time after the Initial Closing Date, the Buyer proposes to register any of its securities under the Securities Act of 1933, as amended (the “Securities Act”) either for its own account or for the account of others, in connection with the public offering of such equity securities solely for cash, on a registration form that would also permit the registration of the Common Stock, the Buyer shall promptly give the Seller written notice of such proposal. Within twenty (20) days after the notice is given, the Seller shall give notice as to the number of shares of Common Stock, if any, the Seller requests be registered simultaneously with such registration by the Buyer. The Buyer shall use its best efforts to include such Common Stock in such registration statement which the Seller requests to be so included and to cause such registration statement to become effective with respect to such Common Stock. If at any time after giving written notice of its intention to register equity securities and before the effectiveness of the registration statement filed in connection with such registration, the Buyer determines for any reason either not to effect such registration or to delay such registration, the Buyer will, at its election, by delivery of written notice to the Seller, (i) in the case of a determination not to effect registration, be relieved from the obligation to register the Common Stock in the proposed registration statement, or (ii) in the case of a determination to delay registration, delay the registration of the Common Stock. Further, if in connection with an underwritten public offering for the account of the Buyer the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in the registration statement because, in such underwriter(s) judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Buyer shall be obligated to include in such registration statement only such limited portion of the Common Stock with respect to which such Seller has requested inclusion hereunder as the underwriter shall reasonably permit.

b.
Demand Registration Right. Twelve (12) months after the First Closing Date, the Seller shall have a one-time right, upon written notice to the Buyer (the “Demand Notice”), to request the Buyer to register for resale all or a portion of the Common Stock then owned by Seller (the “Demand Registration Right”) under and in accordance with the provisions of the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 by filing with the Securities and Exchange Commission a registration statement covering the resale of such Common Stock (the "Demand Registration Statement"). The Demand Registration Statement required hereunder shall be filed on Form S-3 (except if the Buyer is not then eligible to register the Common Stock for resale on Form S-3, then such Registration Statement will be on Form S-1. The Buyer shall cause the Demand Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep the Demand Registration Statement continuously effective under the Securities Act until the earlier of (i) five years after its effective date, (ii) such time that all of the Common Stock covered by such Demand Registration Statement has been sold by the Seller.

c.
Rule 144. Should Buyer become eligible to sell the Common Stock pursuant to the exemption from registration under Rule 144 of the Securities Act, Buyer will act in good faith to provide support to Seller in furtherance thereof.

(iii)
Tax Treatment of Common Stock. The parties acknowledge Seller’s desire to consummate the transaction in a tax efficient manner, and agree, to cooperate in efforts to structure the payment of the Common Stock to achieve this objective.

(iv)
Investment Representations of Seller. All Common Stock acquired by Seller pursuant to this Agreement shall be acquired by Seller for its own account for investment only and not with a view towards, or for resale in connections with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Seller reserves the right to dispose of such Common Stock at any time in accordance with or pursuant to an effective registration statement covering such Common Stock, or an available exemption under the Securities Act. Seller agrees not to sell, hypothecate or otherwise transfer such Common Stock unless such Common Stock is registered under federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Buyer, an exemption from such law is available. Seller further agrees not to sell any such Common Stock while in possession of material, non-public information.

ARTICLE 2

PURCHASE PRICE

2.1     Purchase Price. Upon and subject to the terms herein, Buyer will pay to the Seller the aggregate amount of $8,000,000.00 (the “Purchase Price”), at the times and in the manner set forth below.

2.2     Payment of Purchase Price at Closings and Related Payments. Upon and subject to the terms herein, Buyer will pay the Purchase Price, over a series of three closings, as follows:

(a)     The first closing (the “First Closing”) shall take place on a date (the “First Closing Date”) that is on or before November 20, 2019. At the First Closing, Buyer shall issue $5,000,000 of restricted common stock of Buyer (the “Common Stock”) to Seller at a price of $0.41165 per share resulting in the issuance of 12,146,241 shares. The price per share represents the price determined by calculating the average daily closing price for the twenty (20) days preceding September 13, 2019.

(b)     The second closing (the “Second Closing”) shall take place on at date (the “Second Closing Date”) that is on or before December 31, 2019. At the Second Closing, Buyer shall pay $1,000,000 in cash to Seller and shall issue two promissory notes of Buyer to Seller, each in the amount of $1,000,000 (the “Promissory Notes”), with one Promissory Note due on March 31, 2020 and the other due on June 30, 2020. The Promissory Notes shall bear interest at a rate equal to the legal minimum interest rate if paid in full when due. Each Promissory Note will bear interest at 18% compounded quarterly on all amounts that are overdue for all periods subsequent to the overdue date until paid. Buyer may prepay the Promissory Notes, in whole or in part, at any time without penalty or interest.

(c)     The third closing (the “Final Closing”) shall take place on the date on which the Promissory Notes have been satisfied in full (the “Final Closing Date”), which may be on or before June 30, 2020, the maturity date of the second Promissory Note.

(d)     Related Payments. In addition to the Purchase Price, Buyer shall pay the outstanding balance due by Buyer to Seller on outstanding Seller invoices in the aggregate amount of $646,000 (the “Overdue Invoice Payments”) in cash as follows:

(i) $215,333.33 at the First Closing (the “First Invoice Payment”); and

(ii) $430,666.67 at the Second Closing (the “Second Invoice Payment”).

(e)      Related Obligations. In addition to the Purchase Price and the Overdue Invoice Payments at the First Closing, Buyer shall enter into an Employment and Non-Competition Agreement (the “Employment Agreement”) with Brian Ray, in the form of Exhibit B hereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to Buyer as follows:

3.1     Organization and Good Standing. The Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. The Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, with each such jurisdiction being listed in Schedule 3.1 except where the failure to be so qualified or in good standing will not materially and adversely affect Buyer’s ability to consummate the transactions contemplated herein. The Seller has full corporate power and authority to own and lease its properties and assets, including the Acquired Assets, and conduct its business as now conducted and as proposed to be conducted. The Seller has delivered to Buyer a true, correct and complete copy of the Seller’s Organizational Documents. Schedule 3.1 lists the officers and directors of (or any person holding a similar position with) the Seller. The Seller is not in default under or in violation of any provision of its Organizational Documents.

3.2     Authority and Authorization; Conflicts; Consents.

(a)     Authority and Authorization. The execution, delivery and performance of this Agreement and each Ancillary Document of the Seller or any of its Affiliates have been duly authorized and approved by all necessary corporate or limited liability company (if and as applicable) action with respect to the Seller and each such Affiliate, and each such authorization and approval remains in full force and effect. Assuming due authorization, execution and delivery by Buyer and its applicable Affiliates of this Agreement, this Agreement is, and each Ancillary Document of the Seller or any of its Affiliates at each Closing will be, the legal, valid and binding obligation of the Seller and each such applicable Affiliate, enforceable against the Seller and each such applicable Affiliate in accordance with its terms, except to the extent enforceability may be limited by any Enforcement Limitation. The Seller and each such applicable Affiliate has all requisite corporate or limited liability company (if and as applicable) power and authority to enter into this Agreement and each Ancillary Document to be executed and delivered by the Seller or each such applicable Affiliate and to consummate the transactions contemplated herein and therein to be consummated by the Seller and each such applicable Affiliate.

(b)     Conflicts. Neither the execution nor delivery by the Seller of this Agreement the Seller or any Affiliate of the Seller of any Ancillary Document nor consummation by the Seller or any Affiliate of the Seller of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under any Organizational Document of the Seller or any of its Affiliates; (2) violate any Applicable Law or Order; (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than the Seller to accelerate, increase, terminate, modify or cancel any right or obligation in a manner adverse to any Acquired Asset, or the Business or result in the creation of any Encumbrance under, any Contract to which the Seller is a party or by which any asset of the Seller is bound; (4) result in the creation of any lien on the Acquired Assets; or (5) give rise to any limitation, restriction or adverse effect on Buyer’s ability to conduct its business (including the Business) after each Closing (including the revocation or other termination of any Permit).

(c)     Consents. Except as listed in Schedule 3.2(c), no consent or approval by, notification to or filing with any Person is required in connection with the Seller’s or any of their Affiliates’ execution, delivery or performance of this Agreement or any Ancillary Document of the Seller or any Affiliate of Seller or the Seller’s or any such Affiliate’s consummation of the transactions contemplated herein or therein. “Consent” means each consent, approval, notice or filing listed in Schedule 3.2(c).

3.3     Litigation and Orders. There is no claim (whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator) or other Proceeding pending or, to the Seller’s Knowledge, Threatened against the Seller or to which the Seller is a party or that is reasonably expected to adversely affect any Acquired Asset, or the Business and (b) the Seller is not subject to any Order. No Proceeding or Order has had or is reasonably likely to have a Material Adverse Effect on the Business or will materially and adversely affect the Seller’s ability to consummate the transactions contemplated herein. The Seller is not in default or other violation with respect to any Order. To the Seller’s Knowledge, there is no reasonable reason to believe that any Proceeding or Order may be brought or Threatened against the Seller, with respect to the Acquired Assets, or that there is any reasonable basis therefor.

3.4     Compliance with Law. At all times since its incorporation the Seller has been operated the Business and utilized the Acquired Assets in compliance in all material respects with all Applicable Laws (including those relating to (1) maintaining Permits required of the Seller to conduct the Business and utilize the Acquired Assets, (2) pollution or protection of the environment and (3) occupational health, welfare and safety), except as listed in Schedule 3.4. No notice has been received by the Seller since its incorporation from any Governmental Authority alleging that the Seller is not or was not in compliance in any material respect with any Applicable Law. The Seller possesses and is in compliance in all material respects with each Permit necessary for the Seller to own, operate and use its assets and conduct its business, the Business and utilize the Acquired Assets. The Seller has delivered to Buyer a true, correct and complete copy of each such Permit, and each such Permit is listed in Schedule 3.4.

3.5     Real Property. The Seller does not use exclusively for the conduct of the Business any land, buildings, structures or improvements.

3.6     Intellectual Property.

(a)     Schedule 3.6(a) lists the Purchased Intellectual Property and Purchased Software and all related registrations and applications for registration with any Governmental Authority.

(b)     The Seller owns (free and clear of all Encumbrances), or has the right to use without payment of any royalty, license fee or similar fee the Purchased Intellectual Property and Purchased Software.

(c)     Except as listed in Schedule 3.6(c):

(1)     (A) the Seller has not received notice that any registered Purchased Intellectual Property or Purchased Software has been declared unenforceable or otherwise invalid by any Governmental Authority and (B) no Purchased Intellectual Property or Purchased Software of the Seller is or has been involved in any interference, reissuance, reexamination, invalidation, cancellation, opposition or similar Proceeding and, to the Seller’s Knowledge, no such Proceeding is Threatened;

(2)     the Seller has not received any written or oral charge, complaint, claim, demand or notice, alleging that any use, sale or offer to sell any good or service of the Seller interferes with, infringes upon, misappropriates or violates any intellectual property rights of any other Person, including any claim that the Seller must license or refrain from using any intellectual property rights of any other Person or any offer by any other Person to license any intellectual property rights of any other Person; and

(3)     To the Seller’s knowledge, the Purchased Intellectual Property and Purchased Software is not interfering with, infringing upon, misappropriating or violating the intellectual property of any other Person, and, to the Seller’s Knowledge, no other Person is interfering with, infringing upon, misappropriating or violating the Purchased Intellectual Property or the Purchased Software.

(d)     Each former and current employee and each Person that has developed or is developing intellectual property for the Seller is a party to a written Contract with the Seller that assigns to the Seller all rights to all inventions, improvements, discoveries and information relating to the Business, and the Seller has provided a true, correct and complete copy of each such Contract to Buyer and each such Contract is listed in Schedule 3.6(d). To the Seller’s Knowledge, no former or current employee of the Seller is bound by any Contract (other than with the Seller) that restricts or limits the scope or type of work in which such employee may be engaged, places confidentiality restrictions on such employee or requires such employee to transfer, assign or disclose information concerning such employee’s work or any proprietary rights to any Person other than the Seller. To the Seller’s Knowledge, no Person that has developed or is developing intellectual property for the Seller is bound by any Contract (other than with the Seller) that restricts or limits the scope or type of work in which such Person may be engaged by the Seller, places confidentiality restrictions on such Person or requires such Person to transfer, assign or disclose information concerning such Person’s work for the Seller or any proprietary rights of the Seller to any Person other than the Seller.

(e)     With respect to each issued or registered item of Purchased Intellectual Property, such Purchased Intellectual Property is: (1) in compliance with all applicable legal requirements (including: payment of filing, examination and maintenance fees; proofs of working or use; post-registration filing of affidavits of use; and incontestability and renewal applications); (2) valid and enforceable; and (3) not subject to any maintenance fee, Tax or action that is due within 90 days after the First Closing Date.

(f)     With respect to each trade secret of the Business (including each item of Purchased Intellectual Property and Purchased Software that the Seller regards as a trade secret): (1) the documentation relating to such trade secret is current, accurate and is sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual; (2) the Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of such trade secret; and (3 the Seller’s Knowledge, such trade secret has not been used, divulged or appropriated either for the benefit of any Person (other than the Seller) or to the detriment of the Seller.

3.7                Brokers. The Seller has no obligation or other Liability to any broker, finder or similar intermediary that would cause Buyer to become liable for payment of any fee or expense with respect thereto.

3.8                Accounts Receivable. There are no accounts receivable of Seller associated with the Acquired Assets and there will be no such accounts receivable at the time of each Closing.

3.9                Powers of Attorney. There is no outstanding power of attorney with respect to the Seller.

3.10                Computer Systems.

(a)     Platform Description and Documentation. Schedule 3.10(a) lists all material Proprietary Information Technology Systems and other material Computer Systems that are being used by the Business. The documentation and the source code (including its embedded commentary, descriptions and indicated authorships), the specifications and the other informational materials that describe the operation, functions and technical characteristics applicable to any such Proprietary Information Technology System (i) has resided 130 Holiday Court, Suite 100, Annapolis, Maryland 21401 at all times and has never been escrowed, (ii) has not been developed or modified by any Person outside the United States, and (iii) are complete in all material respects and sufficient to permit the Business to support and maintain the products and services of its business as now conducted. Each Computer System used by the Business substantially conforms to the Business’s current functional requirements and such Computer System’s design specifications, documentation and other specifications and does and will perform substantially in accordance with the foregoing. “Proprietary Information Technology System” means a Computer System (or portion of Computer System) that the Business (either directly or through or with any other Person) has developed, customized or enhanced or is in the process of developing, customizing or enhancing. “Computer System” means any of or combination of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including voice, data or video networks) and other similar or related items of any automated, computerized or software system and any other network or system or related service that is used by or relied on by the Business in the conduct of its business.

(b)     Protection. The Seller has taken all actions that a reasonably prudent Person in its business would take to protect against the existence of (1) any protective, encryption, security or lock-out device that reasonably could materially and adversely interrupt, discontinue, interfere with or otherwise affect its use of any of its Computer Systems and (2) any so-called computer virus, worm, trap or back door, Trojan horse or any other instruction, code, program, data or material (collectively, “Malicious Instructions”) that reasonably could materially and adversely interrupt, discontinue, interfere with or otherwise affect the operation or use by the Business of any of its Computer Systems.

(c)     Reliability. No Computer System has experienced any bug, failure, breakdown, continued substandard performance, data loss, data integrity problem, hacking attempt, security breach or other Malicious Instruction in the past 12 months that has caused any substantial disruption or interruption in or to the use of any Computer System.

3.11     Data and Privacy. Schedule 3.11 contains a true, correct and complete copy of each privacy policy that has been used by or on behalf of the Seller regarding the collection or use of information about any other Person and the dates that each such policy was in effect. The Seller has complied with all such policies and with all Applicable Laws pertaining to data, the collection and use of data, personally identifiable information and bulk commercial faxes and e-mail (including SPAM). The Seller has the right (and upon consummation of the transactions contemplated herein Buyer will have the right) to use all of the information in each of its databases.

3.12     Title. Seller is the sole and exclusive owner of all right, title and interest in and to the Acquired Assets, and has good title to the Acquired Assets, free and clear of all liens, including obligations to transfer or license such Acquired Assets, and there exists no material restriction on the use or transfer or licensing of such Acquired Assets. To Seller’s knowledge, the Acquired Assets and intellectual property rights related thereto are valid and enforceable and Seller does not have any obligation to compensate any person or entity for its use of any Acquired Assets. Seller has not granted to any person or entity any license (whether oral, written, implied or otherwise) to use the Acquired Assets. To Seller’s knowledge, none of the Acquired Assets has been or is subject to any interference, cancellation, reexamination, reissue, opposition, or any other proceeding challenging priority, scope, validity, or ownership anywhere in the world.

3.13     No Adverse Actions. Seller has not:

a)
Suffered, permitted or incurred the imposition of any lien or claim upon any of the Acquired Assets;

b)
Committed, suffered, permitted or incurred any default in any liability which has or will have a material adverse effect upon the Acquired Assets;

c)
Made or agreed to any adverse change in the terms of any contract or instrument to which it is a party which may have a material adverse effect on the Acquired Assets;

d)
Waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right relating to the Acquired Assets which it has against others;

e)
Made any disclosure of any confidential or proprietary information of Seller other than to Buyer and its representatives, agents, attorneys and accountants or to Seller’s own employees, representatives, agents, attorneys and accountants in the ordinary course;

f)
Made any waiver of any claims or rights related to any of the Acquired Assets or abandonment or lapse of any of the Acquired Assets; or

g)
Committed to do any of the foregoing except as contemplated by this agreement.

3.14     Contracts. Other than any Contracts between Buyer and Seller, there are no Contracts related to the Acquired Assets.

3.15           No Undisclosed Liabilities. The Seller has disclosed to Buyer all known liabilities in connection with the Acquired Assets.

3.16 Shareholder Approval. This Agreement and the sale of the Acquired Assets by Seller to Buyer hereunder does not require the approval of the shareholders of Seller as it does not involve the sale of all or substantially all of the assets of Seller.

3.17           Full Disclosure. To the Seller’s Knowledge, as applicable, the representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements and information in this Article 3 not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller as follows:

4.1     Organization and Good Standing. Buyer is a duly organized and validly existing corporation in good standing under the laws of Delaware. Buyer is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not materially and adversely affect Buyer’s ability to consummate the transactions contemplated herein. Buyer has full corporate power and authority to own and lease its properties and assets and conduct its business as now conducted and as proposed to be conducted, except where the failure to have such power or authority will not materially and adversely affect Buyer’s ability to consummate the transactions contemplated herein.

4.2     Authority and Authorization; Conflicts; Consents.

(a)     Authority and Authorization. The execution, delivery and performance of this Agreement and each Ancillary Document of Buyer or any Affiliate of Buyer have been duly authorized and approved by all necessary corporate action with respect to Buyer and each such Affiliate, and each such authorization and approval remains in full force and effect. Assuming due authorization, execution and delivery by the Seller and its applicable Affiliates of this Agreement and each Ancillary Document of the Seller or any of its Affiliates, this Agreement is, and each Ancillary Document of Buyer or any of its Affiliates at Closing will be, the legal, valid and binding obligation of Buyer and each such applicable Affiliate, enforceable against Buyer and each such applicable Affiliate in accordance with its terms, except to the extent enforceability may be limited by any Enforcement Limitation. Buyer and each such applicable Affiliate has all requisite corporate power and authority to enter into this Agreement and each Ancillary Document to be executed and delivered by Buyer or such applicable Affiliate and to consummate the transactions contemplated herein and therein to be consummated by Buyer and each such applicable Affiliate.

(b)     Conflicts. Neither the execution nor delivery by Buyer of this Agreement or by Buyer or any Affiliate of Buyer of any Ancillary Document nor consummation by Buyer or any Affiliate of Buyer of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under any Organizational Document of Buyer or any such Affiliate of Buyer; (2) violate any Applicable Law or Order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Buyer to accelerate, increase, terminate, modify or cancel any right or obligation under, any Contract to which Buyer is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not materially and adversely affect Buyer’s ability to consummate the transactions contemplated herein.

(c)     Consents. No consent or approval by, notification to or filing with any Person is required in connection with Buyer’s or any of its Affiliates’ execution, delivery or performance of this Agreement or any Ancillary Document of Buyer or of any of its Affiliates or Buyer’s or any of its Affiliates’ consummation of the transactions contemplated herein or therein, except for any consent, approval, notice or filing, the absence of which will not materially and adversely affect Buyer’s ability to consummate the transactions contemplated herein.

4.3     Brokers. Buyer has no obligation or other Liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause the Seller to become liable for payment of any fee or expense with respect thereto.

ARTICLE 5

CERTAIN COVENANTS

5.1     Certain Actions to Close Transactions. Subject to the terms of this Agreement, each Party will use its reasonable best efforts to fulfill, and to cause to be satisfied, the conditions in Article 6 (but with no obligation to waive any such condition) and to consummate and effect the transactions contemplated herein, including to cooperate with and assist each other in all reasonable respects in connection with the foregoing.

5.2     Further Assurances. If after Closing any further action is necessary, proper or desirable to carry out any purpose of this Agreement, then each Party will take such further action (including the execution and delivery of further documents) as any other Party reasonably requests to carry out such purpose (including that the Seller will, upon Buyer’s request, take all actions necessary to transfer the registration and control of all domain names to Buyer, including the transfer of all passwords and other means of access). The foregoing will be at the expense of such requesting Party, except to the extent such requesting Party is entitled to indemnification therefor or to the extent this Agreement otherwise allocates such expense to any other Party.

5.3     Confidentiality and Publicity.

 (a)     Confidentiality. Except as otherwise provided in this Agreement, at all times after the First Closing, the Seller will, and will cause each of its Affiliates to, keep confidential and not disclose and not use, any confidential, proprietary or other non-public information related to the Acquired Assets or the Iota Exclusive Business, except to the extent such information becomes available to the Seller or such Affiliate after a Closing as a result of disclosure not known by such recipient to have been improper.

(b)     Publicity. Except as stated in this Section 5.3(b), the Seller will not, and the Seller will cause each of its Affiliates not to, make any public release or announcement regarding this Agreement or any of the transactions contemplated herein without the prior written approval thereof of Buyer. Buyer and the Seller will cooperate with each other in issuing, promptly after the First Closing, a joint press release (with mutually agreed upon text) that announces the Parties’ entry into this Agreement and the transactions contemplated herein generally.

5.4     Employee Matters.

(a)     Liabilities. Each Party acknowledges and agrees that, notwithstanding any other term herein or transaction contemplated hereby, (1) Buyer will not assume and will not otherwise have transferred to it any liability of the Seller or of the Seller’s Affiliates with respect to any employee or former employee of the Seller or any such Affiliate (or with regard to any dependent or family member, or former dependent or family member, of such an employee or former employee), including any liability with respect to any compensation, workers’ compensation, sick leave, vacation, other time off or other Employee Plan or under or regarding COBRA, and (2) this Agreement does not create any right of employment in any individual other than Brian Ray.

5.5     Satisfaction of Unassumed Seller Liabilities. After the First Closing, at the Seller’s expense, the Seller will satisfy all liabilities of the Business (liabilities) in a manner that is not detrimental to any of the relationships of the Business (including with lessors, employees, Governmental Authorities, licensors, customers and suppliers).

5.6     Certain Tax and Unclaimed Property Matters.

(a)     General Requirements for the Seller. The Seller will file and pay when due or cause to be so filed and paid, all Tax Returns and Taxes and unclaimed property returns and filings with respect to the Business or the Seller’s operation of the Business. Buyer will file and pay when due, or cause to be so filed and paid, all Tax Returns and Taxes and unclaimed property returns and filings with respect to Buyer or Buyer’s operation of the Business.

(b)     Transfer Taxes. Notwithstanding Section 5.6(a), the Seller will file and pay when due or cause to be so filed and paid all Tax Returns regarding Transfer Taxes and all Transfer Taxes, regardless of the Person on whom such Transfer Taxes are imposed by Applicable Law. Each Party will cooperate in all reasonable respects in executing and delivering certificates that accurately set forth relevant facts to entitle any Party to exemptions from the payment of Transfer Taxes (if applicable).

(c)     Cooperation. Each Party will, and each Party will cause its applicable Affiliates to, cooperate in all reasonable respects with respect to Tax and unclaimed property matters and provide one another with such information as is reasonably requested to enable the requesting Party to complete and file all Tax Returns it may be required to file (or cause to be filed) with respect to the Business, to respond to Tax audits, inquiries or other Tax Proceedings and to otherwise satisfy Tax requirements. Such cooperation also will include promptly forwarding copies (to the extent related thereto) of (1) relevant Tax notices, forms or other communications received from or sent to any Governmental Authority (whether or not requested), and (2) reasonably requested copies of all relevant Tax Returns together with accompanying schedules and related workpapers, documents relating to rulings, audits or other Tax determinations by any Governmental Authority and records concerning the ownership and Tax basis of property.

5.7     Mutual Covenant Not to Compete and Related Covenants.

(a)     General Restrictions. To further ensure that Buyer receives the expected benefits of acquiring the Business and that Seller receives the expected benefits of selling the Business, each of the Seller and Buyer agrees that (subject to the other terms of this Section 5.7), throughout the period that begins at the Effective Time and ends on the fifth anniversary of the Final Closing Date (the “Non-Compete Period”), they will not, and the Seller and Buyer will cause each of their Affiliates not to, directly or indirectly:

(1)     own, operate, be a partner, stockholder, co-venturer or otherwise invest in, lend money to, consult with, manage or render services to, act as agent for, license any intellectual property to, or acquire or hold any interest in, any Person that develops, sells, markets, provides, distributes, supports or implements any similar products or business anywhere in the world, except that nothing herein prohibits Buyer, Seller or their Affiliates from owning or holding less than 1% of the outstanding shares of any class of stock that is regularly traded on a recognized domestic or foreign securities exchange or over-the-counter market;

(2)     except for Buyer’s employment of Brian Ray, solicit any individual who is an employee of the other party or an Affiliate of any party or (B) otherwise interfere with or disrupt any such employment relationship (contractual or other) of a Party or any of its Affiliates;

(3)     solicit, request, advise or induce any then-current or potential customer, supplier or other business contact of a Party or any of its Affiliates to cancel, curtail or otherwise adversely change its business or relationship with such Party or (B) fail to refer all material customer inquiries relating to the business of the other Party, to the other Party; or

(4)     criticize or disparage in any manner or by any means (whether written or oral, express or implied) the other Party or any of its Affiliates or any aspect of such Party’s or any of its Affiliate’s management, policies, operations, products, services, practices or personnel.

(b) Each of Buyer and Seller further agrees;

(i) Buyer will only use the Purchased Assets to develop and use Iota Link and the Iota version of Conductor in the Iota Exclusive Business.

(ii) Seller will not use the license referenced in Section 1.7 to create a version of Symphony Link or Conductor that competes with Iota Link or its version of Conductor, such as for an owner of wireless spectrum licenses from the FCC building a purpose-built internet of things network that competes with Buyer.

 (c)     Certain Remedies. The Seller specifically acknowledges and agrees that (1) this Section 5.7 is reasonable and necessary to ensure that each Party receives the expected benefits of acquiring and selling the Business, (2) Each Party has refused to enter into this Agreement in the absence of this Section 5.7 and (3) breach of this Section 5.7 will harm the other Party to such an extent that monetary damages alone would be an inadequate remedy and the harmed Party would not have an adequate remedy at law. Therefore, in the event of a breach by the Seller or Buyer of this Section 5.7, (A) the harmed Party (in addition to all other remedies it may have) will be entitled to seek an injunction and other equitable relief (without posting any bond or other security) restraining the other Party (as applicable) from committing or continuing such breach and to enforce specifically this Agreement and its terms and (B) for the harmed Party (as applicable), the duration of the Non-Compete Period will be extended beyond its then-scheduled termination date for a period equal to the duration of such breach.

5.8     Items to Proper Party. After each Closing, each Party will promptly deliver to the proper Party any mail or other communications, monies, checks or other instruments of payment received by such Party that belong to such other Party or to which such other Party is entitled.

5.9     Insurance and Insurance Proceeds. If after the First Closing, Buyer reasonably determines that any Loss that has occurred with respect to any Acquired Asset, or the Business is covered by any insurance policy of the Seller (or any Affiliate of the Seller), then Buyer may give a notice to the Seller that states such determination and describes the foregoing in reasonable detail. If Buyer gives such a notice, then the following will apply:

(a)     The applicable Parties will cooperate in all reasonable respects to determine if the following conditions are satisfied: (A) such Loss is covered by any such insurance policy of the Seller (or any of its Affiliates), and (B) the Seller (or any of its Affiliates) has the right to obtain any insurance proceeds with respect thereto.

(b)     If all of the conditions in the preceding clause (a) are satisfied or there is a reasonable likelihood that all of such conditions are satisfied, then, at Buyer’s expense, the Seller will use commercially reasonable efforts to obtain such proceeds from the provider of such insurance.

(c)     To the extent the Seller (or any of its Affiliates) actually recovers any such insurance proceeds (which, for the avoidance of doubt, would be the amount in excess of any deductible, retention or self-insurance amount), then the Seller will pay (or cause such Affiliate to pay) to Buyer an amount equal to the difference (if positive) of (A) such amount of such recovered proceeds (but not to exceed the amount of such Liability or Loss), minus (B) the costs and expenses of the Seller (or any of its Affiliates) incurred in connection with the foregoing (to the extent not already reimbursed by Buyer), including with respect to any Tax.

5.10     Maintenance of Existence. Except in the case of a merger or sale of the Seller, the Seller will preserve and maintain its corporate existence in good standing under Applicable Law of the State of Delaware for a period of at least eighteen (18) months after the Final Closing Date.

5.11     Bulk Sales Laws. Without implying any limitation on any Party’s other obligations hereunder, including Section 5.2 and 7.1(g), each Party hereby waives compliance with each Applicable Law relating to bulk sales or bulk transfer applicable to any Acquired Asset or transaction contemplated hereby.

5.12     SEC and National Securities Exchange Requirements. Each Party will cooperate with each other in all reasonable respects to fulfill any applicable requirement of the SEC or any national securities exchange in connection with the transactions contemplated herein, including to perform in sufficient time to meet any applicable filing deadline that any of them or any of their Affiliates may have. Notwithstanding anything to the contrary, each Party permits each other Party to disclose any information regarding this Agreement or any of the transactions contemplated herein in connection with such other Party’s filing obligations with the SEC, including the filing of a copy of this Agreement, as determined to be necessary or appropriate by such disclosing Party’s counsel.

ARTICLE 6

CLOSINGS AND CLOSING DELIVERIES

6.1     Closing. Each Closing of the transactions contemplated herein (a “Closing”) will take place as provided in Section 2.2 hereof. All actions to be taken and all documents to be executed or delivered at a Closing will be deemed to have been taken, executed and delivered simultaneously, and no action will be deemed taken and no document will be deemed executed or delivered until all have been taken, delivered and executed, except in each case to the extent otherwise stated in this Agreement or any such other document. To the extent the Parties agree, documents may be delivered at a Closing by facsimile or other electronic means, and (except as otherwise agreed) the receiving Party may rely on the receipt of such documents so delivered as if the original had been received.

6.2     Closing Deliveries by the Seller. Except as otherwise provided below, at each Closing, the Seller will deliver, or cause to be delivered, to Buyer (or as Buyer or this Agreement otherwise directs), the following:

(a)           At the First Closing:

(i)     A Bill of Sale for the First Closing Assets in the form attached hereto as Exhibit 6.2(a), dated as of the First Closing Date, executed by the Seller;

(ii)     an officer’s certificate of a duly authorized officer of the Seller, in a form approved in advance by Buyer (such approval not to be unreasonably withheld), dated as of the applicable Closing Date and executed by such officer, certifying (1) that attached thereto is a true, correct and complete certified copy of the Organizational Documents of the Seller, in each case as are then in full force and effect, (2) that attached thereto is a true, correct and complete copy of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and each Ancillary Document of the Seller and the transactions contemplated herein and therein, in each case as are then in full force and effect (such certificate, the “Officer’s Certificate”), and (3) that the representations and warranties of Seller set forth in Article 3 remain accurate and complete;

(iii)     each Consent, each dated on or before the applicable Closing Date and in a form reasonably satisfactory to Buyer;

(iv)     a good standing certificate, dated within 10 Business Days before the First Closing Date, from the Secretary of State of the State of Delaware stating that the Seller is in good standing therein;

(v)     to the extent not already provided, a written Contract with the Seller that assigns to the Seller all rights to all inventions, improvements, discoveries and information relating to the Seller from each former and current Employee and each Person (including any independent contractor) that has developed or is developing intellectual property for the Business;

(vi)     all other documents as Buyer may reasonably request to facilitate the consummation of the transactions contemplated herein; and

(vii)     all other documents and items required by this Agreement to be delivered, or caused to be delivered, by the Seller at such Closing.

(b)
At the Second Closing:

(i)
Evidence of termination of the existing agreements constituting the Second Closing Assets; and

(ii)
an officer’s certificate of a duly authorized officer of the Seller, in a form approved in advance by Buyer (such approval not to be unreasonably withheld), dated as of the Second Closing Date and executed by such officer, certifying that the representations and warranties of Seller set forth in Article 3 remain accurate and complete.

(c)
At the Final Closing:

(i)     a Bill of Sale for the Final Closing Assets in the form attached hereto as Exhibit 6.2(c), dated as of the Final Closing Date, executed by the Seller; and

(ii)
an officer’s certificate of a duly authorized officer of the Seller, in a form approved in advance by Buyer (such approval not to be unreasonably withheld), dated as of the Final Closing Date and executed by such officer, certifying that the representations and warranties of Seller set forth in Article 3 remain accurate and complete.

6.3     Closing Deliveries by Buyer. At each Closing, Buyer will deliver, or cause to be delivered, to the Seller (or as the Seller or this Agreement otherwise directs), the following:

(a)           At the First Closing:

(a)     Payment of the Common Stock, pursuant to Article 2;

(b) the First Invoice Payment;

(c)     a Bill of Sale in the form attached hereto as Exhibit 6.2(a), dated the applicable Closing Date, executed by Buyer;

(d)     a copy of the executed Employment Agreement between Buyer and Brian Ray in the form attached hereto as Exhibit C;

(e)     all other documents as the Seller may reasonably request to facilitate the consummation of the transactions contemplated herein; and

(f)     all other documents and items required by this Agreement to be delivered, or caused to be delivered, by Buyer at such Closing.

(b)           At the Second Closing:

(i) Payment of One Million Dollars ($1,000,000.00) by wire transfer to an account designated by Seller (which account shall be designated by Seller at least two (2) Business Days prior to the Second Closing Date);

(ii) the Second Invoice Payment; and

(ii) the Promissory Notes, each in the form attached hereto as Exhibit 6.3(b).

(c)           At the Final Closing:

(i) payment of all outstanding principal and accrued interest on the Promissory Notes.

(ii) a Bill of Sale for the Final Closing Assets in the form attached hereto as Exhibit 6.2(c), dated as of the Final Closing Date, executed by the Buyer.

ARTICLE 7

INDEMNIFICATION AND RESOLUTION OF CERTAIN DISPUTES

7.1     Indemnification by the Seller. Subject to the other terms of this Article 7, the Seller will indemnify, defend and hold harmless Buyer and each of Buyer’s Other Indemnified Persons from and against all Losses arising out of, relating to or resulting from, directly or indirectly, any:

(a)     breach of any representation or warranty made by the Seller herein or in any Ancillary Document of the Seller;

(b)     breach of any covenant or agreement of the Seller herein or in any Ancillary Document of the Seller;

(c)     conduct of the Business or ownership, use, condition, possession or operation of any of the Acquired Assets before the Closing at which they are purchased;

(d)     Liability of the Seller (including any Liability that becomes or purportedly becomes a Liability of Buyer or any of Buyer’s Other Indemnified Persons under any common law doctrine of de facto merger, under any successor liability, under any Applicable Law or under any similar doctrine, legal principle or requirement);

(e)     failure of any Party, in connection with the transactions contemplated herein, to comply with any Applicable Law relating to bulk sales or bulk transfer or any Tax law, rule or regulation relating to the obligations of a seller or buyer of assets in bulk transfer; or

(f)     Proceeding arising out of, relating to or resulting from any of the foregoing.

The Seller’s indemnity obligation for breaches by the Seller of the representations and warranties made in this Agreement or any Ancillary Document of Seller, shall survive for a period of eighteen (18) months after the First Closing, except that breaches by the Seller of representations and warranties relating to ownership of the Acquired Assets, due authority, and taxes relating to the Acquired Assets (collectively, “Special Representations”) shall survive until the expiration of the applicable statute of limitations. The liability of the Seller relating to breaches of representations and warranties shall be limited to the total transaction price. Claims for indemnification relating to breaches of representations and warranties shall be payable to the extent that they exceed, in the aggregate, a deductible amount $250,000.

7.2     Indemnification by Buyer. Subject to the other terms of this Article 7, Buyer will indemnify, defend and hold harmless the Seller and each of the Seller’s Other Indemnified Persons from and against all Losses arising out of, relating to or resulting from, directly or indirectly, any:

(a)     breach of any representation or warranty made by Buyer herein or in any Ancillary Document of Buyer;

(b)     breach of any covenant or agreement of Buyer herein or in any Ancillary Document of Buyer;

(c)     conduct of the Business by Buyer for any periods after the Closing Date; or

(d)     Proceeding arising out of, relating to or resulting from any of the foregoing.

7.3     Certain Limitations and Other Matters Regarding Claims.

(a)     Threshold on the Seller’s Obligations. The Seller will not have any obligation under Section 7.1(a) (or 7.1 (g) to the extent incident to 7.1(a)), unless and until the aggregate amount of Losses for which the Seller is obligated thereunder exceeds $250,000.00 (the “Threshold”); provided, however, that if such aggregate amount of Losses exceeds the Threshold, then the Seller will be obligated for all of such Losses (including those equal to or less than the Threshold), subject to the other terms of this Article 7.

(b)     Cap on the Seller’s Obligations. The Seller’s obligations under Section 7.1(a) (or 7.1(g) to the extent incident to 7.1(a)), in the aggregate, will not exceed an amount equal to the Purchase Price (the “Cap”), subject to the other terms of this Article 7.

(c)     Threshold on Buyer’s Obligations. Buyer will not have any obligation under Section 7.2(a) (or 7.2(c) to the extent incident to 7.2(a)), unless and until the aggregate amount of Losses for which Buyer is obligated thereunder exceeds the Threshold; provided, however, that if such aggregate amount of Losses exceeds the Threshold, then Buyer will be obligated for all of such Losses (including those equal to or less than the Threshold), subject to the other terms of this Article 7.

(d)     Cap on Buyer’s Obligations. Buyer’s obligations under Section 7.2(a) (or 7.2(c) to the extent incident to 7.2(a)), in the aggregate, will not exceed an amount equal to the Purchase Price, subject to the other terms of this Article 7.

 (e)     Knowledge Not Limiting. No right or obligation under this Article 7 will be waived or otherwise affected by any knowledge (of any form or type) of Buyer or by any investigation, due diligence or verification by or on behalf of Buyer at or before the First Closing. All representations, warranties, covenants and agreements herein will be deemed material and relied upon by each Party, and none will be waived by any failure to pursue any action or consummation of the transactions contemplated herein, except to the extent stated herein.

(f)     Nature of the Seller’s Obligations. The representations, warranties, covenants and agreements, and all associated rights to indemnification of the Seller in this Agreement are joint and several obligations.

7.4     Certain Survival Periods.

(a)     Survival of Representations and Warranties. Subject to Section 7.4(b), each representation or warranty herein will survive the execution and delivery of this Agreement and remain in full force and effect until the date that is eighteen (18) months after the First Closing Date, at which time such representation or warranty will expire and terminate and no indemnification obligation will be associated therewith or based thereon, except that each Special Representation will survive until all Liability hereunder relating thereto is barred by all applicable statutes of limitation.

(b)     Survival of Representations and Warranties Until Final Determination. Notwithstanding Section 7.4(a), for each claim for indemnification hereunder regarding a representation or warranty that is made before expiration of such representation or warranty, such claim and associated right to indemnification (including any right to pursue such indemnification, including via any Proceeding) will not terminate before final determination and satisfaction of such claim.

(c)     Survival of Covenants and Agreements. Each covenant and agreement (i.e., other than representations and warranties) herein, and all associated rights to indemnification, will survive Closing and will continue in full force thereafter for a period of five years, subject to any applicable limitation stated herein.

7.5     Notice of Claims and Procedures.

(a)     Notice of Claims. A Party entitled to indemnification hereunder (the “Claiming Party”) will give the Party obligated to provide such indemnification (the “Indemnifying Party”) prompt notice of any claim, for which such Claiming Party proposes to demand indemnification, (1) by a Person that is not a Party nor an Other Indemnified Person (such a claim being a “Third-Party Claim” and such notice of such Third-Party Claim being the “Initial Claim Notice”) or (2) that does not involve a Third-Party Claim, in each case specifying the amount and nature of such claim (to the extent known). Thereafter, the Claiming Party will give the Indemnifying Party, promptly after the Claiming Party’s (or any of its applicable Other Indemnified Person’s) receipt or delivery thereof, copies of all documents (including court papers) received or delivered by the Claiming Party (or any such Other Indemnified Person) relating to any such Third-Party Claim. The failure to promptly give such notice or to promptly give such copies will not relieve the Indemnifying Party of any Liability hereunder, except if the Indemnifying Party was prejudiced thereby, but only to the extent that the Indemnifying Party demonstrates that it was prejudiced thereby.

(b)     Access and Cooperation. Each Party will, and will cause its Other Indemnified Persons to, cooperate and assist in all reasonable respects regarding such Third-Party Claim, including by promptly making available to such other Party (and its legal counsel and other professional advisers with a reasonable need to know) all books and records of such Person relating to such Third-Party Claim, subject to reasonable confidentiality precautions.

(c)     Defense and Participation Regarding Third-Party Claims. This Section 7.5(c) relates only to Third-Party Claims.

(1)     Election to Conduct Defense. Promptly after receiving an Initial Claim Notice under Section 7.5(a), the Indemnifying Party will have the option to conduct the Defense of such Third-Party Claim, at the expense of the Indemnifying Party, except if (A) the aggregate amount of the potential obligations of the Claiming Party (or its Other Indemnified Persons) regarding such Third-Party Claim exceeds the maximum obligations of the Indemnifying Party under this Agreement regarding such Third-Party Claim, (B) it is reasonably likely that such Third-Party Claim will adversely affect the Claiming Party (or any of its Other Indemnified Persons), other than as a result of money damages, or (C) the Indemnifying Party fails to provide the Claiming Party with evidence reasonably satisfactory to the Claiming Party that the Indemnifying Party has the financial resources to actively and diligently conduct the Defense of such Third-Party Claim and fulfill the Indemnifying Party’s indemnification obligations hereunder with respect thereto. To elect to conduct such Defense, the Indemnifying Party must give written notice of such election to the Claiming Party within 10 days (or within the shorter period, if any, during which a Defense must be commenced for the preservation of rights) after the Claiming Party gives the corresponding Initial Claim Notice to the Indemnifying Party (otherwise, such right to conduct such Defense will be deemed waived). If the Indemnifying Party validly makes such election, it will nonetheless lose such right to conduct such Defense if it fails to continue to actively and diligently conduct such Defense.

(2)     Conduct of Defense, Participation and Settlement. If the Indemnifying Party conducts the Defense of such Third-Party Claim, then (A) the Claiming Party may participate, at its own expense (except that the Indemnifying Party will be responsible for the fees and expenses of the Claiming Party’s counsel (but not more than one law firm per jurisdiction) if the Claiming Party reasonably concludes that counsel to the Indemnifying Party has a conflict of interest), in such Defense (including any Proceeding regarding such Third-Party Claim) and will have the right to receive copies of all notices, pleadings or other similar submissions regarding such Defense, (B) the Indemnifying Party will keep the Claiming Party reasonably informed of all matters material to such Defense and Third-Party Claim at all stages thereof, (C) the Claiming Party will not (and will cause its Other Indemnified Persons not to) admit Liability with respect to, or compromise or settle, such Third-Party Claim without the Indemnifying Party’s prior written consent (which consent will not be unreasonably withheld), (D) there will be no compromise or settlement of such Third-Party Claim without the consent of the Claiming Party (which consent will not be unreasonably withheld) and (E) the Indemnifying Party’s election to conduct the Defense of such Third-Party Claim will conclusively establish the Indemnifying Party’s obligation to indemnify the Claiming Party with respect to such Third-Party Claim hereunder.

(3)     Indemnifying Party Does Not Conduct Defense. If the Indemnifying Party does not have the option to conduct the Defense of such Third-Party Claim or does not validly elect such option or does not preserve such option (including by failing to commence such Defense within 10 days following receipt of such Initial Claim Notice or within the shorter period, if any, during which a Defense must be commenced for the preservation of rights), then the Claiming Party may conduct the Defense of such Third-Party Claim in any manner that the Claiming Party reasonably deems appropriate, at the expense of the Indemnifying Party (subject to the other limitations of this Article 7), and the Claiming Party will have the right to compromise or settle such Third-Party Claim without the consent of the Indemnifying Party.

7.6     Right of Set Off. Each of Buyer and Buyer’s Other Indemnified Persons (each, a “Setting Off Party”) will have the right to set off and retain any amount to which such Setting Off Party may be entitled from any other Party (the “Owing Party”), including under this Agreement or any other Contract, against any amount otherwise payable by such Setting Off Party to such Owing Party. In addition, if a Setting Off Party has delivered notice of any claim or claims for indemnification under this Agreement and final resolution (whether by consent, order, judgment, decree, settlement, arbitration award or otherwise) and payment in full of such claims has not occurred as of the due date of any payment under Section 2.3, then such Setting Off Party shall have the right (but not the obligation) to withhold out of such payment under Section 2.3 an amount equal to such Setting Off Party’s good faith estimate of the amount of Losses anticipated to be incurred with respect to such claims. After the final resolution and payment in full of all such claims, Buyer will pay any remaining amounts owed to the Seller under Section 2.3 (after setting off any amounts owed by the Seller as contemplated by this Section 7.6). The exercise of or failure to exercise such right of set off will not constitute an election of remedies or limit in any manner the enforcement of any other remedy that may be available to a Party. Nothing in this Section 7.6 shall limit Buyer’s or any of Buyer’s Other Indemnified Person’s right to proceed directly against the Seller for the collection of any Losses even before exercising their rights in this Section 7.6.

ARTICLE 8

CERTAIN GENERAL TERMS AND OTHER AGREEMENTS

8.1     Notices. All notices or other communications required or permitted to be given hereunder will be in writing and will be (a) delivered by hand, (b) sent by United States registered or certified mail or (c) sent by nationally recognized overnight delivery service for next Business Day delivery, in each case as follows:

(1) if to the Buyer, to: IOTA Communications, Inc. 540 Union Square New Hope, Pennsylvania 18938 Attention: Chief Executive Officer	with a copy to: Lucosky Brookman LLP 101 Wood Avenue South 5th Floor Iselin, New Jersey 08830 Attention: Scott Rapfogel
(2) if to Buyer, to: Link Labs, Inc. 130 Holiday Court Suite 100 Annapolis, Maryland 21401 Attention: Chief Executive Officer	with a copy to: Morgan, Lewis and Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004 Attention: Andrew M. Ray

Such notices or communications will be deemed given (A) if so delivered by hand, when so delivered, (B) if so sent by mail, three Business Days after mailing, or (C) if so sent by overnight delivery service, one Business Day after delivery to such service. A Party may change the address to which such notices and other communications are to be given by giving each other Party notice in the foregoing manner.

8.2     Expenses. Except as is expressly stated otherwise herein, each Party will bear its own costs and expenses incurred in connection with the transactions contemplated herein.

8.3     Interpretation; Construction. In this Agreement:

(a)     the table of contents and headings are for convenience of reference only and will not affect the meaning or interpretation of this Agreement;

(b)     the words “herein,” “hereunder,” “hereby” and similar words refer to this Agreement as a whole (and not to the particular sentence, paragraph or Section where they appear);

(c)     terms used in the plural include the singular, and vice versa, unless the context clearly requires otherwise;

(d)     unless expressly stated herein to the contrary, reference to any document means such document as amended or modified and as in effect from time to time in accordance with the terms thereof;

(e)     unless expressly stated herein to the contrary, reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder;

(f)     the words “including,” “include” and variations thereof are deemed to be followed by the words “without limitation”;

(g)     “or” is used in the sense of “and/or”; “any” is used in the sense of “any or all”; and “with respect to” any item includes the concept “of,” “under” or “regarding” such item or any similar relationship regarding such item;

(h)     unless expressly stated herein to the contrary, reference to a document, including this Agreement, will be deemed to also refer to each annex, addendum, exhibit, schedule or other attachment thereto;

(i)     unless expressly stated herein to the contrary, reference to an Article, Section, Schedule or Exhibit is to an article, section, schedule or exhibit, respectively, of this Agreement;

(j)     all dollar amounts are expressed in United States dollars and will be paid in cash (unless expressly stated herein to the contrary) in United States currency;

(k)     when calculating a period of time, the day that is the initial reference day in calculating such period will be excluded and, if the last day of such period is not a Business Day, such period will end on the next day that is a Business Day;

(l)     with respect to all dates and time periods in or referred to in this Agreement, time is of the essence; and

(m)     the Parties participated jointly in the negotiation and drafting of this Agreement and the documents relating hereto, and each Party was (or had ample opportunity to be) represented by legal counsel in connection with this Agreement and such other documents and each Party and each Party’s counsel has reviewed and revised (or had ample opportunity to review and revise) this Agreement and such other documents; therefore, if an ambiguity or question of intent or interpretation arises, then this Agreement and such other documents will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the terms hereof or thereof.

8.4     Parties in Interest; No Third-Party Beneficiaries. There is no third-party beneficiary hereof and nothing in this Agreement (whether express or implied) will or is intended to confer any right or remedy under or by reason of this Agreement on any Person (including any employee), except each Party and their respective permitted successors and assigns.

8.5     Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law.

8.6     Jurisdiction, Venue and Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND TO THE RESPECTIVE COURT TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN SUCH A COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT ON THE JUDGMENT OR BY ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUCH PROCEEDING.

8.7     Entire Agreement; Amendment; Waiver. This Agreement, including the Schedules, Exhibits and the Ancillary Documents, constitutes the entire Agreement between the Parties pertaining to the subject matter herein and supersedes any prior representation, warranty, covenant or agreement of any Party regarding such subject matter. No supplement, modification or amendment hereof will be binding unless expressed as such and executed in writing by each Party (except as contemplated in Section 8.9). Except to the extent as may otherwise be stated herein, no waiver of any term hereof will be binding unless expressed as such in a document executed by the Party making such waiver. No waiver of any term hereof will be a waiver of any other term hereof, whether or not similar, nor will any such waiver be a continuing waiver beyond its stated terms. Except to the extent as may otherwise be stated herein, failure to enforce strict compliance with any term hereof will not be a waiver of, or estoppel with respect to, any existing or subsequent failure to comply.

8.8     Assignment; Binding Effect. Neither this Agreement nor any right or obligation hereunder will be assigned, delegated or otherwise transferred (by operation of law or otherwise) by any Party without the prior written consent of each other Party (which consent will not be unreasonably withheld), except that each Party will have the right to assign or otherwise transfer this Agreement or any right hereunder or delegate any obligation hereunder to (a) a Person that does all of the following: (1) acquires or otherwise succeeds to all or substantially all of such Party’s business and assets; (2) assumes all of such Party’s obligations hereunder or such Party’s obligations hereunder that arise after such assignment, delegation or transfer; and (3) agrees to perform or cause performance of all such assumed obligations when due; or (b) any of its Affiliates; provided that no such assignment, delegation or transfer under clause (a) or (b) above will relieve the assigning, delegating or transferring Party of any obligation hereunder. This Agreement will be binding on and inure to the benefit of the respective permitted successors and assigns of the Parties. Any purported assignment, delegation or other transfer not permitted by this Section 8.8 is void.

8.9     Severability; Blue-Pencil. The terms of this Agreement will, where possible, be interpreted and enforced so as to sustain their legality and enforceability, read as if they cover only the specific situation to which they are being applied and enforced to the fullest extent permissible under Applicable Law. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced (including any term in Section 5.7), then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by Applicable Law, but as close to the Parties’ original intent as is permissible.

8.10     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.11     Disclosure Schedules. Nothing in any Schedule will be adequate to disclose an exception to a representation or warranty in this Agreement, unless such Schedule identifies the specific representation or warranty to which it applies. Additionally, the mere listing (or inclusion of a copy) of an item is not adequate to disclose an exception or other response to a representation or warranty in this Agreement, except to the extent such representation or warranty only pertains to the existence of such item itself. Disclosure of any matter in and Schedule shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement. To the extent that any representation or warranty set forth in this Agreement is qualified by the materiality of the matter(s) to which the representation or warranty relates, the inclusion of any matter in any Schedule does not constitute a determination by the party delivering such disclosure that such matter is material.

ARTICLE 9

CERTAIN DEFINITIONS

“Acquired Assets” is defined in Section 1.1(a).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” is defined in the first paragraph of this Agreement.

“Ancillary Document” means the Bill of Sale and the Officer’s Certificate.

“Applicable Law” means any applicable provision of any constitution, treaty, statute, law (including the common law), rule, regulation, ordinance, code or order enacted, adopted, issued or promulgated by any Governmental Authority.

“Bill of Sale” is defined in Section 6.2(a).

“Business” is defined in the Recitals.

“Business Day” means any day, other than a Saturday or Sunday and other than a day that banks in the State of Delaware are generally authorized or required by Applicable Law to be closed.

“Buyer” is defined in the first paragraph of this Agreement.

“Cap” is defined in Section 7.3(b).

“Claiming Party” is defined in Section 7.5(a).

“Closing” is defined in Section 6.1.

“Closing Date” is defined in Section 6.1.

 “Code” means the Internal Revenue Code of 1986, as amended.

 “Computer System” is defined in Section 3.26(a).

“Consent” is defined in Section 3.2(c).

“Contract” means any contract, agreement, purchase order, warranty or guarantee, license, use agreement, lease (whether for real estate, a capital lease, an operating lease or other), instrument or note, in each case that creates a legally binding obligation, and in each case whether oral or written.

“Defense” means legal defense (which may include related counterclaims) reasonably conducted by reputable legal counsel of good standing selected with the written consent of the Claiming Party (which consent will not be unreasonably withheld).

“Encumbrance” means any mortgage, claim, pledge, security interest, charge, lien, option or other right to purchase, restriction or reservation or any other encumbrance whatsoever.

“Enforcement Limitation” means any applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Law affecting creditors’ rights generally and principles governing the availability of equitable remedies.

“Environmental Law” means any applicable federal, state or local law or other legal requirement relating to pollution or protection of the environment, including any law relating to any emission, discharge, release or possible release of any pollutant, contaminant, hazardous or toxic material, substance or waste into air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any pollutant, contaminant or hazardous or toxic material, substance or waste.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Authority” means any: (a) nation, state, county, city, district or other similar jurisdiction of any nature; (b) federal, state, local or foreign government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, commission, bureau, instrumentality, department, official, entity, court or tribunal); (d) multi-national organization or body; or (e) body or other Person entitled by Applicable Law (or by Contract with the Parties) to exercise any arbitrative, administrative, executive, judicial, legislative, police, regulatory or Taxing authority or power.

“Indemnifying Party” is defined in Section 7.5(a).

“Initial Claim Notice” is defined in Section 7.5(a).

“Intellectual Property” means, in any jurisdiction in the world, any: (a) invention (whether patentable or unpatentable and whether or not reduced to practice) or improvement thereto, patent, patent application or patent disclosure, together with any reissuance, continuation, continuation-in-part, revision. extension or reexamination thereof; (b) trademark, service mark, trade dress, logo, slogan, trade name, entity name, internet domain name or right in any telephone number, together with any translation, adaptation, derivation or combination thereof (and including any goodwill associated therewith); (c) copyrightable work or copyright; (d) mask work; (e) trade secret or confidential business information (including any idea, research or development, know-how, formula, composition, manufacturing or production process or technique, technical data, design, drawing, specification, customer or supplier list, pricing or cost information or business or marketing plan or proposal); (f) computer software (including source code, executable code, data, database or related documentation); (g) advertising or promotional material; (h) other proprietary right or other intangible asset; (i) copy or tangible embodiment of any of the foregoing (in whatever form or medium); or (j) application, registration or renewal regarding any of the foregoing.

“IRS” means the United States’ Internal Revenue Service.

“Knowledge” means, (a) with respect to an individual, the actual knowledge of such individual and what such individual should have known after a reasonable investigation; and (b) with respect to a Person other than an individual, the actual knowledge of any individual who is serving as a director or officer (or similar executive) of such Person and what any such individual should have known after a reasonable investigation.

“Liability” means any liability or obligation of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

“Loss” means any claim, demand, loss, fine, interest, penalty, assessment, cost or expense (including reasonable attorneys’ fees or expenses), damage or any other Liability.

“Malicious Instructions” is defined in Section 3.26(b).

“Material Adverse Effect” means, with respect to any business or Person (as applicable), any incident, condition, change, effect or circumstance that, individually or when taken together with all such incidents, conditions, changes, effects or circumstances in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on such business or on the business, operations, condition (financial or otherwise), properties, Liabilities, results of operations or prospects of such Person and its Subsidiaries, or any of them taken individually (other than (1) changes in economic conditions generally in the United States or (2) conditions generally affecting any of the industries in which such business or such Person participates; provided that with respect to clauses (1) and (2), the changes or conditions do not have a materially disproportionate effect (relative to other participants in such industries)) or (b) materially and adversely affects the ability of the Seller to consummate the transactions contemplated herein.

 “Non-Compete Period” is defined in Section 5.7(a).

 “Officer’s Certificate” is defined in Section 6.2(c).

“Order” means any order, writ, injunction, decree, judgment, award or determination of or from, or Contract with, any Governmental Authority or similar binding decision of any arbitration (or similar Proceeding).

“Ordinary Course of Business” means, with respect to a Person, the ordinary and usual course of normal day-to-day operations of such Person, consistent with such Person’s past practice.

“Organizational Document” means, for any Person: (a) the articles or certificate of incorporation, formation or organization (as applicable) and the by-laws or similar governing document of such Person; (b) any limited liability company agreement, partnership agreement, operating agreement, stockholder agreement, voting agreement, voting trust agreement or similar document of or regarding such Person; (c) any other charter or similar document adopted or filed in connection with the incorporation, formation, organization or governance of such Person; (d) any Contract regarding the governance of such Person or the relations among any of its equity holders with respect to such Person; or (e) any amendment to any of the foregoing.

“Other Indemnified Person” means, for any Person, such Person’s Affiliates and each of such Person’s and each of such Affiliate’s stockholders, officers, directors, partners, members, governors, managers, and permitted successors and assigns.

“Party” means the Buyer and the Seller.

 “Permit” means any license, permit, registration or similar authorization from a Governmental Authority.

“Permitted Encumbrance” means any: (a) Encumbrance for any Tax, assessment or other governmental charge that is not yet due and payable or that may thereafter be paid without penalty; or (b) mechanic’s, materialmen’s, landlord’s or similar Encumbrance arising or incurred in the Ordinary Course of Business of the applicable Person that secures any amount that is not overdue.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trustee or trust, joint venture, unincorporated organization or any other business entity or association or any Government Authority.

“Proceeding” means any action, arbitration, audit, examination, claim, demand, grievance, complaint, hearing, inquiry, investigation, litigation, proceeding or suit (whether civil, criminal or administrative), in each case that is commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Proprietary Information Technology System” is defined in Section 3.26(a).

 “Purchase Price” is defined in Section 2.1.

“Records” means books, records, manuals or other materials or similar information (including customer records, personnel or payroll records, accounting or Tax records, purchase or sale records, price lists, correspondence, quality control records or research or development files).

“SEC” means the U.S. Securities and Exchange Commission.

“Seller” is defined in the first paragraph of this Agreement.

“Special Representation” is defined in Section 7.1(f).

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or other interests, having by their terms ordinary voting power to elect a majority of the board of directors of such other Person (or others performing similar functions with respect to such other Person), is directly or indirectly owned or controlled by such first Person or by any one or more of such first Person’s Subsidiaries.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, fine, penalty or similar addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

“Tax Return” means any return, declaration, report, filing, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto and including any amendment thereof.

“Third-Party Claim” is defined in Section 7.5(a).

“Threatened” means, with respect to any matter, that a demand, notice or statement has been made or given, in writing, that such matter is being or will be, or that circumstances exist that would lead a reasonably prudent Person to conclude that such matter could be asserted, commenced, taken or otherwise pursued, including if conditioned upon certain events occurring or not occurring.

“Threshold” is defined in Section 7.3(a).

“Transaction Confidentiality Agreement” is defined in Section 5.3(d).

“Transfer Tax” means any sales, use, value-added, business, goods and services, transfer (including any stamp duty or other similar tax chargeable in respect of any instrument transferring property, including motor vehicles), documentary, conveyancing or similar tax or expense or any recording fee, in each case that is imposed as a result of any transaction contemplated herein, together with any penalty, interest and addition to any such item with respect to such item.

*     *     *     *     *

IN WITNESS WHEREOF, each Party has executed this Asset Purchase Agreement effective as of the date first written above.

SELLER: LINK LABS, INC. By: /s/ Robert Proctor Name: Robert Proctor Title: Chief Executive Officer	BUYER: IOTA COMMUNICATIONS, INC. By: /s/ Terrence DeFranco Name: Terrence DeFranco Title: Chief Executive Officer

Asset Purchase Agreement

 SCHEDULES

  Schedule 3.1
Organization and Good Standing

  Schedule 3.2(c)
Consents

  Schedule 3.4
Compliance with Law

  Schedule 3.6(a)
Intellectual Property

  Schedule 3.6(c)
Intellectual Property

  Schedule 3.6(d)
Intellectual Property

  Schedule 3.10
Computer Systems

  Schedule 3.11
Data and Privacy

EXHIBITS

Exhibit A – Purchase Intellectual Property

Exhibit B – Brian Ray Employment Agreement

Exhibit C – Form of License Agreement

Exhibit 6.2(a) – Form of Bill of Sale (First Closing)

Exhibit 6.2(c) – Form of Bill of Sale (Final Closing)

Exhibit 6.3(b) – Forms of Promissory Notes

Schedule 3.1

Organization and Good Standing

Seller is qualified in the following jurisdictions:

●
Delaware
●
Maryland

Directors and Officers of the Seller are as follows:

●
Brian Ray – Director, Secretary
●
Robert Proctor – Director, Chief Executive Officer
●
Christopher College - Director
●
Anthony Rickert – Director

Schedule 3.2(c)

Consents

●
Resolutions of the Board of Directors of the Seller dated September 3, 2019 authorizing the transactions contemplated by the Asset Purchase Agreement.

●
Note: For the avoidance of doubt, Seller has affirmatively obtained the consent of its shareholders to the transactions contemplated by the Asset Purchase Agreement, but, consistent with Section 3.16, such consent is not required.

Schedule 3.4

Compliance with Law

●
NONE

Schedule 3.6(a)

Intellectual Property

Purchased Intellectual Property

●
U.S. Patent No. 9 253,727 - Adaptive Transmission Energy Consumption
●
U.S. Patent No. 9,860,882 - Variable Uplink-Downlink Boundary
●
U.S. Patent No. 9 660,768 - Dense Acknowledgement Broadcast/Multicast
●
U.S. Patent No. 10,070,479 - Apparatuses and methods providing control of data usage and power consumption on cellular networks

Purchased Software

●
Conductor platform modified for provisioning and managing the Iota Link system.
●
Iotalink drivers, firmware, embedded software, and Linux kernel.
●
Hardware designs for Iotalink basestation, Iotalink module, and BLE bridge
●
Iotalink module test station design, firmware, and software.

Schedule 3.6(c)

Intellectual Property

●
NONE

Schedule 3.6(d)

Intellectual Property

●
All employees of the Seller have executed a copy of the Employee Confidentiality, Trade Secrets, Non-Compete and Ownership of Inventions Agreement in the following form:

EMPLOYEE CONFIDENTIALITY, TRADE SECRETS, NON-COMPETE AND OWNERSHIP OF INVENTIONS AGREEMENT

I, ______________________(who, together with my heirs, executor, personal representative and assigns is referred to as the “Employee”), am or am about to be employed by Link Labs, Inc., a Delaware Corporation (which, together with its subsidiaries and affiliates, is referred to as the “Company”).

In consideration of the Employee’s employment by the Company, and the compensation and benefits incident thereto, in consideration of the Employee’s receipt of a salary increase or other compensation and intending to be legally bound, the Employee and the Company hereby agree as follows:

1.
Definitions.

(a)
The term “Confidential Information” includes all information, which is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not constituting Trade Secrets. Confidential Information includes but is not limited to information relating to business plans and to business as conducted or anticipated to be conducted, and relating to past, current or anticipated products or services. Confidential Information also includes but is not limited to technical notebook records; patent applications; machine, equipment, process and product designs, including any drawings and descriptions thereof; unwritten knowledge and “know-how”; formulae; operating instructions; training manuals; Company computer programs and print-outs; production and development processes and costs thereof; raw material costs; selling costs; delivery costs; production schedules; customer lists; customer buying and other customer-related records; names and addresses of suppliers and vendors; tax and financial information; mailing lists; product sales records; territory listings; market surveys; marketing plans; long-range plans; salary information; contracts; and correspondence.

         (b) "Copyright Work" means any work of authorship, including computer software, which the Employee prepared alone or with others within the scope of the Employee’s employment relating to the subject matter of the Employee’s employment.

      (c) The term “Employee” refers to either the masculine or the feminine, as appropriate.

(d) "Invention" means any new or useful discovery or improvement relating to any technology, article, product, formula, composition of manner, process, information system, computer hardware or software, computer application, or computer code in source or object form, design, device, material, or machinery, whether or not patentable, and all related know-how, and any trademark or service mark, made or conceived by the Employee alone or with others, (i) during the period of the Employee’s employment with the Company which directly or indirectly relates to the past, present or anticipated business affairs of the Company at the time of the conception or results from or is suggested by any work which the Employee has done or may do for the Company or (ii) within one (1) year after termination of the Employee’s employment with the Company which is derived from Confidential Information, Trade Secrets or Copyright Work.

(e)
The term “Term of Employment” refers to the period or periods during which the Employee is employed by the Company.

(f)
“Trade Secret" means information, including without limitation, any formula, pattern, drawing, compilation, program, device, method, technique, computer security information, process, cost data, supplier lists or product or related information or an Invention, directly or indirectly related to the past, present or anticipated business affairs of the Company, that derives value, actual or potential, from not being generally known to the public or to other persons who can obtain value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain such secrecy.

2.
Confidential Information. The Employee will not, directly or indirectly, during or at any time after the Term of Employment, use for himself or others, or disclose to others, any Confidential Information, whether or not conceived, developed or perfected by the Employee and no matter how it became known to the Employee, unless the Employee first secures the written consent of the Company to such disclosure or use, or until the same shall have lawfully become a matter of public knowledge. Employee will use reasonable and prudent care to safeguard and protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this Section, except as provided herein, will survive for as long as the Company in its sole judgment considers the information to be Confidential Information.

3.
Non-Competition. In consideration of the Employee’s employment or continued employment and the confidential information, training, and access to customer relationships to be provided by the Company to the Employee, the Employee will not, either during employment with Employer or for a period of one year thereafter, directly or indirectly, for himself/herself or any third party: (a) accept employment or engage in any business or activity which is directly in competition with the Company; (b) solicit any current customer or potential customer of the Company identified during the course of the Employee’s employment with the Company for the purpose of providing products or services substantially similar to those offered by the Company, or otherwise divert or attempt to divert any existing business of the Company; or (c) solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with, or hire such person on behalf of, any business or activity which is in competition with any products and/or services sold, marketed, or provided by the Company. The geographical area to which this non-competition agreement applies is the United States of America (“USA”) and any country outside the USA in which the Company currently solicits or conducts business and/or with respect to which the Company has expended resources in planning to solicit or conduct business during the Employee’s employment and for a period of one year after Employee leaves employment with Company. Both parties agree that the time and scope of this Non-Competition agreement are reasonable. If a court finds the time and/or scope of this Non-Competition provision unreasonable, it should reasonably modify the agreement to protect the Company to the maximum extent permitted by law.

4.
Return of Records and of Employer’s Property. Upon termination of employment, or at any other time upon request, the Employee will promptly deliver to the Company all Company property, including any and all documents and records (whether in paper, fiche, disc, electronic, computer or any other form) which are in the Employee’s possession or under the Employee’s control and which pertain to the Company, any of its activities or any of the Employee’s activities in the course of the Employee’s employment. Such documents and records include but are not limited to technical notebook records, technical reports, patent applications, drawings, reproductions, process or design disclosure information, models, schedules, lists of customers and sales, sales records, sales requests, lists of suppliers, plans, correspondence and all copies thereof. The Employee will not retain or deliver to any third person copies of any such documents or records or any Confidential Information. Employee acknowledges that all such items, including Employee’s own notes, are the property of Company, though they may be entrusted to Employee on a temporary basis.

5.
Ownership of Rights.
The Company shall own any Confidential Information, Invention or Trade Secret. The Company shall be (i) the owner and author of any Copyright Work and (ii) the owner and the author of any other work that constitutes "work made for hire" under the copyright law or relates to the subject matter of the Employee’s employment. The Company's ownership rights under this Agreement shall be in addition to the Company's common law rights. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a prior invention (listed by me under Section 6(a)) that is owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior invention as part of or in combination with such product, process or machine. I further agree that I will not use or disclose proprietary information, trade secrets or intellectual property belonging to any former employer, or other person to whom I have an obligation of confidentiality, on behalf of the Company.

6.
Assignments/Applications. Upon the request of the Company at any time during or after the Employee’s employment, the Employee will, at the Company's expense (but with no further remuneration to the Employee): (a) promptly assign to the Company or its designee any right, title or interest the Employee may have in and to any Confidential Information, Trade Secret, Invention (and all patents arising therefrom) or Copyright Work; (b) promptly and fully assist the Company in the preparation and filing of any patent, copyright, trademark or other application for the protection of any Invention or Copyright Work, and (c) promptly sign all lawful papers, take all lawful oaths and do all lawful acts requested by the Company in connection with the protection of any Confidential Information, Trade Secrets, Invention or Copyright Work. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company, then I hereby irrevocably designate and appoint the Company and its duly authorized officers, agents, or its designee as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

7. Disclosure of Inventions.

(a)              Employee represents that there are no unpatented inventions made or conceived by Employee before entering into employment with the Company that are related to the Company’s past, present or anticipated future business affairs except those listed below, which inventions (if demonstrated to have been so made or conceived) are excluded from this Agreement except as described under Section 4.

        Patent or Patent App. No.
Filing Date Assignee/Assignment

     1.

     2.

     3.

     4.

     5.

     6.

     7.

     8.

     9.

   10.

(b)              Employee agrees to disclose all inventions made solely by Employee or jointly with others during or within one (1) year after Employee’s employment, which Employee believes are not Inventions as defined in this Agreement.

(c)              The Company agrees to receive and review the disclosures made by Employee pursuant to this Section 6 in confidence.

8.
Specific Performance and Other Remedies. Employee acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach of any of the provisions of this Agreement, and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, the Company will suffer irreparable harm that cannot be adequately compensated by money damages. Employee agrees that, in addition to any remedies at law, the Company, without posting any bond and without notice to the Employee, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement. Employee expressly waives any claim or defense that the Company has an adequate remedy at law or in damages.

9.
No Contract of Employment. This Agreement does not constitute a contract of employment. The Employee understands that no manager or representative of the Company, other than a corporate officer of the Company, has any authority to enter into any agreement for employment for any specified period of time, or to make any agreement contrary to the foregoing, and that any such agreement must be in writing. This Agreement does not constitute a waiver by Employee of any rights Employee may have under law concerning termination of employment.

10.
Voluntary Agreement. The Employee hereby acknowledges that Employee has had the opportunity to discuss with a responsible representative of the Company any questions Employee may have regarding this Agreement, that Employee fully understands its provisions, and that Employee has signed it of his own free will.

11.
Enforceability. The Employee agrees that each section of this Agreement shall be separately enforceable and that the invalidity of one section shall not constitute a basis for declaring the other sections unenforceable. It is understood by both parties to this Agreement that the protections to the Company provided herein are meant for the reasonable protection of the business of the Company and not to impair the ability of Employee to earn a living. Should any portion of this Agreement be construed by a court of law or equity as less than reasonable, the parties agree to the establishment by such court of an obligation for the protection of Employer’s business that it deems reasonable.

12.
Choice of Law. This Agreement shall be governed by the laws of the State of Maryland, without giving effect to that state’s choice of laws principles. The parties hereto submit to the nonexclusive jurisdiction of the state and federal courts located in the State of Maryland, U.S.A.

13.         Acknowledgement. Employee acknowledges that he/she has carefully read and fully understands this Agreement and that he has had sufficient time to consider the decision whether to sign this Agreement and to seek the advice of counsel.

______________________

Signature

_______________________

Print Name

_______________________

Date

Schedule 3.10

Computer Systems

●
Amazon Web Services
●
Bitbucket

Schedule 3.11

Data and Privacy

●
Link Labs Privacy Policy: (as of November 5, 2019. Current policy maintained at https://www.link-labs.com/privacy-policy)

Link Labs, Inc. and its subsidiaries (collectively “Link Labs”) are committed to protecting your privacy and ensuring you have a positive experience on our websites and in using our products and services (“Solution” or “Solutions”). This Privacy Statement applies to Link Labs websites that link to this Statement, but does not apply to those Link Labs websites that have their own privacy statement. Our personal information handling practices are described below, in the supplements on the right, and in notices at the point of collection.

Link Labs complies with the U.S.-E.U. Safe Harbor framework and the U.S.-Swiss Safe Harbor framework as set forth by the U.S. Department of Commerce regarding the collection, use, and retention of personal data from European Union member countries and Switzerland. Link Labs has certified that it adheres to the Safe Harbor Privacy Principles of notice, choice, onward transfer, security, data integrity, access, and enforcement. To learn more about the Safe Harbor program, and to view Link Labs’s certification, please visit the [Safe Harbor site | http://www.export.gov/safeharbor/].

Collection of Your Personal Information

We will inform you of the purpose for collecting personal information when we collect it from you and keep it to fulfill the purposes for which it was collected, as required by applicable laws or for legitimate purposes. “Personal information” is any information that can be used to identify an individual, and may include name, address, email address, phone number, or payment card number. We collect personal information (and engage third parties to collect personal information to assist us) for a variety of reasons, such as:

● Processing your order.

● Providing you with a newsletter subscription.

● Enabling the use of certain features of our Solutions.

● Personalizing your experience.

● Managing a job application.

We and the third parties we engage may combine the information we collect from you over time and across our websites with information obtained from other sources. This helps us improve its overall accuracy and completeness, and also helps us better tailor our interactions with you.

If you choose to provide third party personal information (such as name, email, and phone number), we will assume that you have the third party’s permission to provide us with the information. Examples include forwarding reference material to a friend or job referrals. This information will not be used for any other purpose.

In some instances, Link Labs may collect non-personal (aggregate or demographic) data through cookies, web logs, web beacons, and other similar applications. This information is used to better understand and improve the usability, performance, and effectiveness of the website. Please read the “Cookies” section below for more information. In addition, by using some of our Solutions, anonymous network information may be transmitted to us such as the performance of the Solution and types of devices attached to the network. With this information, we can determine how users are interacting with the Solution, to assist us with improving it, to manage your network, and to provide alerts through the Solution on available software updates and upgrades.

Uses of Your Personal Information

We will only use your personal information in the way we specified when it was collected. We will not subsequently change the way your personal information is used without first asking for your permission. Some of the ways we may use personal information include:

● Delivering a Solution you have requested

● Supporting our Solutions

● Contacting you for customer satisfaction surveys

● Personalizing websites and newsletters to your preferences

● Administering and processing your certification exams

● Communicating for marketing purposes

Access to and Accuracy of Your Personal Information

We need your help in keeping your personal information accurate and up to date, so please notify us of any changes to your personal information. To update your personal information and communication preferences, Contact us.

We make good faith efforts to honor your reasonable request to access and correct your data if it is inaccurate, or delete the data if we are not required to retain it by law or for legitimate purposes. We will respond to your request to access data within 30 days.

Some Link Labs entities may be considered data controllers from time to time. With these, you can exercise your rights of access and request corrections or deactivations under applicable data protection laws.

Your Choices and Selecting Your Communication Preferences

We give you the choice of receiving a variety of information that complements our Solutions. You can manage your communication preferences and unsubscribe using one of the following methods:

● Each promotional email from us includes instructions on how you can unsubscribe from that particular mailing.

● Send us a message through email or by mail to Link Labs, Inc., Legal Department, 130 Holiday Ct, Suite 100, Annapolis, MD 21401 USA. Please be sure to include your name, email address, and specific, relevant information about the material you no longer wish to receive.

These choices do not apply to the receipt of mandatory service communications that are considered part of certain Solutions, which you may receive periodically unless you cancel the Solution in accordance with its terms and conditions.

Sharing Your Personal Information

We do not sell or share your personal information to third parties for marketing purposes unless you have granted us permission to do so. We will ask for your consent before we use or share your information for any purpose other than the reason you provided it or as otherwise provided by this Privacy Statement. We may share personal information in the following ways:

● Within Link Labs or with any of our worldwide subsidiaries for purposes of data processing or storage.

● With business partners, service vendors, authorized third-party agents, or contractors to provide a requested service or transaction. This includes processing orders and credit card transactions, hosting websites, hosting seminar registration, and providing customer support. We only provide these third parties with the minimum amount of personal information necessary to complete or provide the requested service or transaction. We do not allow third parties to use your personal information for a different purpose.

● To comply with the law or legal process (such as responding to subpoenas or court orders) and to exercise our legal rights or defend against legal claims.

● To investigate, prevent, or take action regarding illegal activities, suspected or potential fraud, brand protection matters (such as gray market sales or use of Link Labs’s trademark without a license), situations involving potential threats to the physical safety of any person, violations of Link Labs’ terms of use, or as otherwise required by law.

Security of Your Personal Information

We are committed to protecting the personal information you share with us and utilize a combination of industry-standard security technologies, procedures, and organizational measures to help protect your personal information from unauthorized access, use, or disclosure. We recommend you to take every precaution in protecting your personal information when you are on the Internet. For example, change your passwords often, use a combination of letters and numbers when creating passwords, and make sure you use a secure browser. When you enter sensitive information on our forms, we encrypt this data using SSL or other technologies.

Retention of Personal Information

We will only retain your personal information to fulfill the purposes for which it was collected or as required for legitimate purposes or permitted by law.

Use of Cookies and other Web Technologies

Like many websites, Link Labs uses automatic data collection tools, such as cookies, embedded web links, and web beacons. These tools collect certain standard information that your browser sends to our website such as your browser type and the address of the website from which you arrived at our website. They may also collect information about:

● Your Internet Protocol (IP) address. This is a number automatically assigned to your computer whenever you are surfing the web. It allows web servers to locate and identify your computer, which is a unique address assigned to your PC by your Internet service provider or information systems department on a TCP/IP network.

● Clickstream behavior. For example, the pages you view and the links you click.

These tools help make your visit to our website easier, more efficient, and more valuable by providing you with a customized experience and recognizing you when you return.

Our website includes widgets, which are interactive mini-programs that run on our site to provide specific services from another company (such as displaying the news, opinions, music, and more). Personal information, such as your email address, may be collected through the widget. Cookies may also be set by the widget to enable it to function properly. Information collected by this widget is governed by the privacy policy of the company that created it. Our widget may have an import contacts feature to help you email your contacts. At your request, we will search your email address book to help you import your contacts to our website.

Some web browsers may give you the ability to enable a “do not track” feature that sends signals to the websites you visit, indicating that you do not want your online activities tracked. This is different than blocking or deleting cookies, as browsers with a “do not track” feature enabled may still accept cookies. There is currently no industry standard for how companies should respond to “do not track” signals, although one may develop in the future. We do not respond to “do not track” signals at this time. If we do so in the future, we will describe how in this Privacy Statement.

Linked Websites

We may provide links to other third-party websites and services that are outside our control and not covered by this Privacy Statement. We encourage you to review the privacy statements posted on those websites (and all websites) you visit.

Forums and Chat Rooms

If you participate in a discussion forum or chat room on a Link Labs website, you should be aware that the information you provide there will be made broadly available to others, and can be read, collected, or used by other users of these forums, potentially inside or outside Link Labs, who have access to that discussion forum or chat room. This information could also be used to send you unsolicited messages. Also, please recognize that individual forums and chat rooms may have additional rules and conditions. Each participant’s opinion on a forum or chat room is his or her own and should not be considered as reflecting the opinion of Link Labs. We are not responsible for the personal information or any other information you choose to submit in these forums.

Children’s Privacy

Link Labs does not knowingly collect personal information from children under the age of 13. If we learn that we have collected personal information on a child under the age of 13, we will delete that data from our systems. Link Labs encourages parents and guardians to go online with their children. Here are a few tips to help make a child’s online experience safer:

●Teach children never to give personal information (such as name, address, phone number, school, and other information) unless supervised by a parent or responsible adult.

●Know the sites your children are visiting and which sites are appropriate.

●Look for website privacy policies and know how your child’s information is treated.

For more tips on protecting children’s privacy online, please see FTC website.

Consent to Transfer, Processing and Storage of Personal Information

As Link Labs is a global organization, we may transfer your personal information to Link Labs in the United States of America, to any Link Labs subsidiary worldwide, or to third parties acting on our behalf, for the purposes of processing or storage. By providing any personal information to us, you fully understand and unambiguously consent to the transfer, processing, and storage of such information outside of your country of residence where data protection standards may be different. Our Privacy Statement and our practices are designed to provide a globally consistent level of protection for personal information all over the world. This means that even in countries whose laws provide for less protection for your information, Link Labs will still handle your information in the manner described here.

Your California Privacy Rights

Residents of the State of California, under California Civil Code § 1798.83, have the right to request from companies conducting business in California a list of all third parties to which the company has disclosed personal information during the preceding year for direct marketing purposes. Alternatively, the law provides that if the company has a privacy policy that gives either an opt-out or opt-in choice for use of your personal information by third parties (such as advertisers) for marketing purposes, the company may instead provide you with information on how to exercise your disclosure choice options.

Link Labs qualifies for the alternative option. We have a comprehensive privacy statement, and provide you with details on how you may either opt-out or opt-in to the use of your personal information by third parties for direct marketing purposes. Therefore, we are not required to maintain or disclose a list of the third parties that received your personal information for marketing purposes during the preceding year.

If you are a California resident and request information about how to exercise your third party disclosure choices, please email us.

How to Contact Us

We value your opinions. Should you have any privacy-related questions or comments related to this Privacy Statement, please email our privacy team.

Updates to this Link Labs Privacy Statement

We may update this Privacy Statement at any time, so please review it frequently. If we change our Privacy Statement, we will post the revised version here, with an updated revision date. If we make significant changes to our Privacy Statement, we may also notify you by other means prior to the changes taking effect, such as sending an email or posting a notice on our website.

Exhibit A

Purchased Intellectual Property

U.S. Patent No. 9 253,727 - Adaptive Transmission Energy Consumption

U.S. Patent No. 9,860,882 - Variable Uplink-Downlink Boundary

U.S. Patent No. 9 660,768 - Dense Acknowledgement Broadcast/Multicast

U.S. Patent No. 10,070,479 - Apparatuses and methods providing control of data usage and power consumption on cellular networks

Exhibit B

Brian Ray Employment Agreement

See Exhibit 10.2

Exhibit C

License Agreement

See Exhibit 10.3

Exhibit 6.2(a)

FORM OF BILL OF SALE

THIS AGREEMENT is entered into this _____ day of _________, 2019 (the “Effective Date”) by and between LINK LABS, INC. (the “Seller”) and IOTA COMMUNICATIONS, INC. (the “Buyer”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement dated [______________], 2019, by and between Seller and Buyer.

The Seller has agreed to sell to the Buyer, and the Buyer has agreed to buy, as of the Effective Date, all of the Seller’s right, title and interest in and to the property described on Schedule A (collectively, the “Property”);

In consideration of the mutual agreements and releases contained in the Settlement Agreement between the Buyer and an affiliate of the Seller and other parties, executed contemporaneously herewith, and for other good and valuable consideration paid by the Buyer to the Seller (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows, as of the Effective Date:

1.
As of the Effective Date, the Seller hereby sells, assigns, transfers and sets over unto the Buyer all of the Seller’s right, title and interest in and to the Property.

2.
The Buyer acknowledges the receipt of all such Property in its present state and condition as of the Effective Date.

3.
OTHER THAN AS EXPRESSLY PROVIDED IN THE ASSET PURCHASE AGREEMENT, THE BUYER ACKNOWLEDGES THAT THE PURCHASE OF THE PROPERTY IS ON AN “AS IS, WHERE IS” BASIS AND THAT SUCH PURCHASE IS WITHOUT ANY WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, BY THE SELLER AS TO TITLE, QUALITY, QUANTITY, FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OF THE PROPERTY.

4.
Except as explicitly set forth herein, nothing in this Bill of Sale shall be deemed to be an assumption by the Buyer of any liabilities of the Seller. The Buyer shall be solely responsible for any and all of the following that commence on or after the Effective Date: claims, liabilities, expenses, suits damages, losses, penalties, fines, judgments, costs, environmental investigation and remediation costs and expenses, and all other liabilities whatsoever, including related attorneys’ fees arising from events, actions, or omissions incurred in connection with the Property.

5.
The Seller agrees to take any and all additional actions and to execute, acknowledge and deliver any and all documents that the Buyer may reasonably request in order to effect the intent and purposes of the transactions contemplated hereby.

6.
This Bill of Sale and everything contained herein shall enure to the benefit of and be binding upon the each of the parties hereto and their respective successors and assigns.

7.
This Bill of Sale shall be construed and enforceable under and in accordance with the laws of the State of Delaware and each of the Buyer and the Seller hereby irrevocably attorns to the jurisdiction of the Delaware courts.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Bill of Sale as of the date first above written.

LINK LABS, INC.		IOTA COMMUNICATIONS, INC.
By:		By:
	Name:		Name:
	Title:		Title:
[Signature Page to Bill of Sale]

SCHEDULE A
PROPERTY

1.
All work product, know-how, work in process, developments, and deliverables related to the Iota Link system under development by Seller, including hardware designs, firmware, and related documentation;

2.
All work product, know-how, work in process, developments, and deliverables related to the Conductor system associated with the Iota Link system under development by Seller prior to transfer of the source code to Iota Link; and

3. All software, including source code, that is used in connection with the development and operation of dedicated network technology using FCC Parts 22, 24, 90 and 101 spectrum for bi-directional wireless data transmission (collectively, the “Iota Exclusive Business”), including the Conductor platform modified for provisioning and managing the Iota Link system, for use by Buyer in furtherance of the Iota Exclusive Business.

Exhibit 6.2(c)

FORM OF BILL OF SALE

THIS AGREEMENT is entered into this _____ day of _________, 2019 (the “Effective Date”) by and between LINK LABS, INC. (the “Seller”) and IOTA COMMUNICATIONS, INC. (the “Buyer”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement dated [______________], 2019, by and between Seller and Buyer.

The Seller has agreed to sell to the Buyer, and the Buyer has agreed to buy, as of the Effective Date, all of the Seller’s right, title and interest in and to the property described on Schedule A (collectively, the “Property”);

In consideration of the mutual agreements and releases contained in the Settlement Agreement between the Buyer and an affiliate of the Seller and other parties, executed contemporaneously herewith, and for other good and valuable consideration paid by the Buyer to the Seller (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows, as of the Effective Date:

8.
As of the Effective Date, the Seller hereby sells, assigns, transfers and sets over unto the Buyer all of the Seller’s right, title and interest in and to the Property.

9.
The Buyer acknowledges the receipt of all such Property in its present state and condition as of the Effective Date.

10.
OTHER THAN AS EXPRESSLY PROVIDED IN THE ASSET PURCHASE AGREEMENT, THE BUYER ACKNOWLEDGES THAT THE PURCHASE OF THE PROPERTY IS ON AN “AS IS, WHERE IS” BASIS AND THAT SUCH PURCHASE IS WITHOUT ANY WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, BY THE SELLER AS TO TITLE, QUALITY, QUANTITY, FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OF THE PROPERTY.

11.
Except as explicitly set forth herein, nothing in this Bill of Sale shall be deemed to be an assumption by the Buyer of any liabilities of the Seller. The Buyer shall be solely responsible for any and all of the following that commence on or after the Effective Date: claims, liabilities, expenses, suits damages, losses, penalties, fines, judgments, costs, environmental investigation and remediation costs and expenses, and all other liabilities whatsoever, including related attorneys’ fees arising from events, actions, or omissions incurred in connection with the Property.

12.
The Seller agrees to take any and all additional actions and to execute, acknowledge and deliver any and all documents that the Buyer may reasonably request in order to effect the intent and purposes of the transactions contemplated hereby.

13.
This Bill of Sale and everything contained herein shall enure to the benefit of and be binding upon the each of the parties hereto and their respective successors and assigns.

14.
This Bill of Sale shall be construed and enforceable under and in accordance with the laws of the State of Delaware and each of the Buyer and the Seller hereby irrevocably attorns to the jurisdiction of the Delaware courts.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Bill of Sale as of the date first above written.

LINK LABS, INC.		IOTA COMMUNICATIONS, INC.
By:		By:
	Name:		Name:
	Title:		Title:
[Signature Page to Bill of Sale]

SCHEDULE A
PROPERTY

1.
U.S. Patent No. 9 253,727 - Adaptive Transmission Energy Consumption

2.
U.S. Patent No. 9,860,882 - Variable Uplink-Downlink Boundary

3.
U.S. Patent No. 9 660,768 - Dense Acknowledgement Broadcast/Multicast

4.
U.S. Patent No. 10,070,479 - Apparatuses and methods providing control of data usage and power consumption on cellular networks

DB1/ 90146444.1

Exhibit 6.3(b)

Form of Promissory Notes

[FIRST] PROMISSORY NOTE

$1,000,000.00  [Date]

For value received, IOTA Communications, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to Link Labs, Inc., a Delaware corporation (the “Lender”), the aggregate principal amount of $1,000,000.00 (the “Principal”), or such lesser amount as may then be outstanding hereunder, and all interest due thereon, on the terms and conditions set forth in this Promissory Note (this “Note”).

1. Interest. Interest on the Principal, or such lesser amount as may be outstanding hereunder from time to time, shall accrue from the date hereof until payment in full, at a fixed rate equal to the Applicable Federal Rate if paid in full when due, provided that the interest rate shall be eighteen percent (18%) per annum on any overdue amounts for all periods following the overdue date until paid. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed, and shall be compounded quarterly.

2. Maturity. Except as otherwise provided pursuant to this Note, all outstanding principal and interest owing hereunder (the “Outstanding Amount”) shall be paid on the March 31, 2020 (the “Maturity Date”).

3. Prepayment. This Note shall be prepayable, without penalty, at any time by the Borrower.

4. Termination. The obligations of the Borrower pursuant to this Note shall remain in full force and effect until the Outstanding Amount shall have been indefeasibly paid in full in immediately available funds in accordance with the terms hereof, at which time this Note shall automatically terminate without any further action required.

5. Event of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) the Borrower fails to pay timely the Outstanding Amount within ten days of such amount becoming due and payable pursuant to this Note;

(b) the Borrower shall: (i) discontinue its business; (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or a substantial part of its property; (iii) admit in writing its inability to pay its debts as they mature; (iv) make a general assignment for the benefit of creditors; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding pursuant to any such law; or

DB1/ 90146444.1

(c) there shall be filed against the Borrower an involuntary petition seeking reorganization of the Borrower or the appointment of a receiver, trustee, custodian or liquidator of the Borrower or a substantial part of its assets, or an involuntary petition pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”), and such Involuntary Petition shall not have been dismissed within thirty days after it was filed.

Remedies. Upon the occurrence of any Event of Default, the Lender may declare the Outstanding Amount immediately due and payable, whereupon said principal and interest shall be immediately due and payable without presentment, demand, protest or other notice of any kind, each of which is expressly waived by the Borrower. Further, the Lender shall have all rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

6. Usury. In no event shall the interest rate payable pursuant to this Note exceed the highest rate permissible pursuant to any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender, in executing and delivering this Note, intend legally to agree upon the rate of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate of interest or manner of payment exceeds the maximum allowable pursuant to applicable law, then, as of the date of this Note, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any remaining obligations to the extent of such excess.

7. Miscellaneous.

(a) Transfers. The Borrower shall maintain a register indicating the holder of this Note and all payments made hereunder shall be to the registered holder. This Note may be transferred only upon its surrender to the Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note.

(b) Successors and Assigns. This agreement is binding upon, and inures to the benefit of, the Borrower and the Lender and their respective successors and assigns.

(c) Amendment and Waiver. No amendment, modification or waiver of the terms of this Note shall be binding unless placed in writing and fully executed by the Borrower and the Lender. Failure to enforce any provisions of this Agreement shall not constitute a waiver of any of the terms and conditions hereof.

(d) Severability.  If any provision of this Note is declared void, such provision shall be deemed severed from this Note, which shall otherwise remain in full force and effect.

(e) Counterparts.  This Note may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

DB1/ 90146444.1

(f) Governing Law. This Note shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

(g) Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING PURSUANT TO OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[Signature Page Follows]

DB1/ 90146444.1

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note, as of the date first set forth above.

BORROWER:

IOTA COMMUNICATIONS, INC.

By:

Name:

Title:

LENDER:

LINK LABS, INC.

By:

Name:

Title:

[SECOND] PROMISSORY NOTE

$1,000,000.00  [Date]

For value received, IOTA Communications, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to Link Labs, Inc., a Delaware corporation (the “Lender”), the aggregate principal amount of $1,000,000.00 (the “Principal”), or such lesser amount as may then be outstanding hereunder, and all interest due thereon, on the terms and conditions set forth in this Promissory Note (this “Note”).

8. Interest. Interest on the Principal, or such lesser amount as may be outstanding hereunder from time to time, shall accrue from the date hereof until payment in full, at a fixed rate equal to the Applicable Federal Rate if paid in full when due, provided that the interest rate shall be eighteen percent (18%) per annum on any overdue amounts for all periods following the overdue date until paid. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed, and shall be compounded quarterly.

9. Maturity. Except as otherwise provided pursuant to this Note, all outstanding principal and interest owing hereunder (the “Outstanding Amount”) shall be paid on the June 30, 2020 (the “Maturity Date”).

10. Prepayment. This Note shall be prepayable, without penalty, at any time by the Borrower.

11. Termination. The obligations of the Borrower pursuant to this Note shall remain in full force and effect until the Outstanding Amount shall have been indefeasibly paid in full in immediately available funds in accordance with the terms hereof, at which time this Note shall automatically terminate without any further action required.

12. Event of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) the Borrower fails to pay timely the Outstanding Amount within ten days of such amount becoming due and payable pursuant to this Note;

(b) the Borrower shall: (i) discontinue its business; (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or a substantial part of its property; (iii) admit in writing its inability to pay its debts as they mature; (iv) make a general assignment for the benefit of creditors; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding pursuant to any such law; or

(c) there shall be filed against the Borrower an involuntary petition seeking reorganization of the Borrower or the appointment of a receiver, trustee, custodian or liquidator of the Borrower or a substantial part of its assets, or an involuntary petition pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”), and such Involuntary Petition shall not have been dismissed within thirty days after it was filed.

Remedies. Upon the occurrence of any Event of Default, the Lender may declare the Outstanding Amount immediately due and payable, whereupon said principal and interest shall be immediately due and payable without presentment, demand, protest or other notice of any kind, each of which is expressly waived by the Borrower. Further, the Lender shall have all rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

13. Usury. In no event shall the interest rate payable pursuant to this Note exceed the highest rate permissible pursuant to any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender, in executing and delivering this Note, intend legally to agree upon the rate of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate of interest or manner of payment exceeds the maximum allowable pursuant to applicable law, then, as of the date of this Note, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any remaining obligations to the extent of such excess.

14. Miscellaneous.

(a) Transfers. The Borrower shall maintain a register indicating the holder of this Note and all payments made hereunder shall be to the registered holder. This Note may be transferred only upon its surrender to the Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note.

(b) Successors and Assigns. This agreement is binding upon, and inures to the benefit of, the Borrower and the Lender and their respective successors and assigns.

(c) Amendment and Waiver. No amendment, modification or waiver of the terms of this Note shall be binding unless placed in writing and fully executed by the Borrower and the Lender. Failure to enforce any provisions of this Agreement shall not constitute a waiver of any of the terms and conditions hereof.

(d) Severability.  If any provision of this Note is declared void, such provision shall be deemed severed from this Note, which shall otherwise remain in full force and effect.

(e) Counterparts.  This Note may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

(f) Governing Law. This Note shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

(g) Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING PURSUANT TO OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[Signature Page Follows]

EXHIBIT 10.1
IN WITNESS WHEREOF, the undersigned have executed this Promissory Note, as of the date first set forth above.

BORROWER:

IOTA COMMUNICATIONS, INC.

By:

Name:

Title:

LENDER:

LINK LABS, INC.

By:

Name:

Title: